EXHIBIT 10.1

                                                                  EXECUTION COPY

                       MEMBER INTEREST PURCHASE AGREEMENT

     This Member Interest Purchase Agreement (this "Agreement") is entered into as of April 13, 2007, by and between Navitas Assets, L.L.C., a Delaware limited liability company ("Buyer"), Gateway Energy Corporation, a Delaware corporation ("Seller"), and Fort Cobb Oklahoma Irrigation Fuel Authority L.L.C., an Oklahoma limited liability company doing business as "Fort Cobb Fuel Authority, LLC (the "Company").

                                    Recitals:

     WHEREAS, Seller owns all of the Interests of the Company and desires to sell the Interests to Buyer; and

     WHEREAS, Buyer desires to acquire from Seller all of the Interests of the Company;

     NOW, THEREFORE, in consideration of the mutual covenants, undertakings, representations and warranties set forth herein, the Parties agree as follows:

                                    ARTICLE 1
                                   Definitions

     For purposes of this Agreement, the terms set forth below shall have the following meanings:

     1.1 "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitrator.

     1.2 "Adjustment Dispute Notice" shall have the meaning set forth in Section 2.4.1.

     1.3 "Affiliate" means:

         1.3.1 with respect to any Person which is a business entity:

               (a) any Person owning or holding, directly or indirectly, 10% or more of the equity capital in such business entity, or

               (b) any Person in which such business entity owns or holds, directly or indirectly, 10% or more of the equity capital;

         1.3.2 with respect to any Person which is a trust or similar entity:

               (a) any trustee or other fiduciary of such trust or similar entity; or

               (b) any direct or indirect beneficiary of such trust or similar entity;

          1.3.3 with respect to any natural Person, any spouse, parent, child, grandchild grandparent, brother or sister of such Person.

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     1.4 "Agreement" means this Agreement, together with the Schedules and
Exhibits hereto.

     1.5 "Assets" means the Real Property Interests, the Intellectual Property, the Permits, the Leased Personal Property, the Material Contracts and all other assets, rights, interests, contract rights, accounts, claims, credits, franchises and properties of the Company, whether real, personal, tangible or intangible.

     1.6 "Asset Purchase Agreement" shall have the meaning set forth in Section 2.5.2(g).

     1.7 "Baseline Balance Sheet" shall have the meaning set forth in Section 3.7.1.

     1.8 "Baseline Balance Sheet Date" shall have the meaning set forth in
Section 3.7.1.

     1.9 "Basket" shall have the meaning set forth in Section 10.4.1.

     1.10 "Borrowed Money Indebtedness" means without duplication (i) all obligations of the Company for borrowed money or funded indebtedness or issued in substitution for or exchange for borrowed money or funded indebtedness, (ii) any indebtedness evidenced by any note, bond, debenture or other similar instrument, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business consistent with past practices), (iv) all obligations of the Company for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction that has been drawn upon; (v) any indebtedness guaranteed by the Company, (vi) any obligations under, or associated with, any hedging, derivative or swap agreements, and (vii) all unpaid interest, premiums, penalties, redemption costs and other charges in respect of the prepayment of any obligations of the type described in each of the foregoing in clauses (i) through (vi) in connection with the consummation of the transaction contemplated by this Agreement.

     1.11 "Business" means the business related to the Assets as conducted by the Company prior to the Closing.

     1.12 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

     1.13 "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

     1.14 "Buyer Indemnitees" shall have the meaning set forth in Section 10.1.

     1.15 "Charter Documents" means, (a) with respect to any corporation, the articles or certificate of incorporation of the entity, and its by-laws, and any amendments to such documents, and (b) with respect to a limited liability company, the articles or certificate of organization or formation of the entity, and its operating or limited liability company agreement.

     1.16 "Claims Period" shall have the meaning set forth in Section 10.3.4.

     1.17 "Closing" means the consummation of the transactions contemplated hereby.

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     1.18 "Closing Date" shall have the meaning set forth in Section 2.5.1.

     1.19 "Closing Payment Amount" shall have the meaning set forth in Section 2.4.3.

     1.20 "Closing Statement" shall have the meaning set forth in Section 2.2.

     1.21 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued thereunder.

     1.22 "Company Transaction Expenses" means the expenses of the Company related to the consummation of the transactions contemplated by this Agreement (whether incurred prior to or after the date hereof and whether incurred in connection with this Agreement or otherwise), including without limitation, all amounts payable to employees, officers or directors of the Company as change in control, closing, signing, transaction, stay or similar bonuses or payments, and all amounts payable for legal, accounting, brokerage, regulatory or financial advisory services.

     1.23 "Consent" means a consent, approval, authorization, waiver or notification from any Person, including any Governmental Authority.

     1.24 "Consulting Agreement" shall have the meaning set forth in Section 2.5.2(h).

     1.25 "Contracts" means all contracts, agreements, undertakings, instruments, leases, licenses, commitments and arrangements, except Permits.

     1.26 "Current Year Tax Adjustment Amount" means the amount of any estimated balance owing on any Tax Return to be filed in respect of the taxation year ending immediately prior to the Closing for the Company.

     1.27 "Damages" means all losses, claims, damages, costs, fines, penalties, obligations, payments and Liabilities (including those arising out of any Action), together with all reasonable costs and expenses (including reasonable outside attorneys' fees and reasonable out-of-pocket expenses) incurred in connection with any of the foregoing.

     1.28 "Dollars" or "$" means lawful currency of the United States.

     1.29 "Easements" means rights-of-way, servitudes, rights of egress and ingress and other similar rights related to the use or enjoyment of real property.

     1.30 "Employee" shall have the meaning set forth in Section 3.17.1.

     1.31 "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     1.32 "Environmental Law" means any Law pertaining to health (with respect to exposure to Hazardous Materials) or the Environment currently in effect in any or all jurisdictions in which the Company owns Assets or has owned assets or

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conducts or has conducted business, including the Clean Air Act, as amended, the
Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, and any state and local Laws implementing or comparable to the foregoing federal Laws.

     1.33 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.34 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.35 "Extended Representations" shall have the meaning set forth in Section 10.3.4.

     1.36 "GAAP" means U.S. generally accepted accounting principles at the time in effect and applied on a basis consistent with prior periods.

     1.37 "GMC" means Gateway Energy Marketing Company, a Louisiana corporation.

     1.38 "Governmental Authority" means any federal, state or local government, any of its subdivisions, agencies, authorities, commissions, boards or bureaus, any federal, state or local court or tribunal and any arbitrator or arbitral tribunal.

     1.39 "GPC" means Gateway Pipeline Company, a Texas corporation.

     1.40 "Guaranty" means the Guaranty from Richard A. Varner and Thomas E. Hartline to Seller, in the form attached hereto as Exhibit A.

     1.41 "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     1.42 "Knowledge" means (i) with respect to a Person other than an individual, after due investigation or inquiry, actual knowledge of a particular fact by a director, manager or officer (and as to Seller, including the human resources manager, operations manager, contract administration manager, maintenance supervisor or environmental supervisor) or by any individual serving in a similar capacity of such Person or individuals directly reporting to such individuals, and (ii) with respect to an individual, the actual knowledge of a particular fact and the knowledge that a reasonably prudent individual could be expected to discover or otherwise become aware of in the ordinary course of business after due investigation or inquiry.

     1.43 "Indebtedness" means, as of any date of determination thereof, (i) Borrowed Money Indebtedness; and (ii) the amount of any capital lease obligations that would be required to be reflected as a liability on the balance sheets of the Company, prepared in accordance with GAAP.

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     1.44 "Indemnitee" shall have the meaning set forth in Section 10.3.1.

     1.45 "Independent Accounting Firm" means Grant Thornton LLP, Houston office.

     1.46 "Insurance Policies" shall have the meaning set forth in Section 3.20.

     1.47 "Intellectual Property" means all trade names, trademarks, service marks, patent rights, patent applications, copyrights, know-how, trade secrets, domain names and other intellectual property rights.

     1.48 "Interests" shall have the meaning set forth in Section 3.4.

     1.49 "Law" means any applicable law, statute, or ordinance of any nation or state, including the United States of America, and any political subdivision thereof, including any state of the United States of America, any regulation, policy, protocol, proclamation, or executive order promulgated by any Governmental Authority, any rule or regulation of any self-regulator organization such as a securities exchange or public utilities commission, or any applicable judgment, order, decree, or decision of any court or other Governmental Authority having the effect of law in any such jurisdiction.

     1.50 "Lease" means any lease or sublease of real or personal property.

     1.51 "Leased Personal Property" means all right, title and interest of the Company, as lessee, in and to any personal property leased to the Company.

     1.52 "Liability" means any Indebtedness, obligation, duty or liability of any nature (including any undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability) whether known or unknown, whenever or wherever arising, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

     1.53 "Lien" means any lien, mortgage, deed of trust, security interest, charge, pledge, retention of title agreement, easement, encroachment, condition, reservation, covenant or other encumbrance affecting title or the use, benefit or value of the asset in question.

     1.54 "Material Adverse Effect" means any condition, circumstance, event, change, or effect that (i) when used with respect to the Company or the Business, would reasonably be expected to cause loss or liability in excess of $125,000.00 with respect to the Company or the Business after the Closing, or
(ii) when used with respect to the ability of a Person to perform its obligations under this Agreement, would reasonably be expected to materially and adversely affect such ability.

     1.55 "Material Contracts" shall have the meaning set forth in Section 3.12.

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     1.56 "Material Lease" means a Lease relating to Leased Personal Property involving a term of more than six (6) months or rental obligations exceeding $5,000 per annum.

     1.57 "Net Working Capital" shall mean a positive or negative number determined as the current assets of the Company, minus the current liabilities of the Company (excluding the current portion of Indebtedness and any Current Year Tax Adjustment Amount and Company Transaction Expenses included in current liabilities), determined in accordance with GAAP as consistently applied by the Company prior to the date hereof.

     1.58 "Non-Scheduled Indebtedness" means all Indebtedness of the Company on the Closing Date, except for the Indebtedness set forth on Schedule 2.2.

     1.59 "Order" means any order, judgment, injunction, decree, determination or award of any Governmental Authority.

     1.60 "Party" means each of Seller and Buyer and "Parties" means Seller and Buyer collectively.

     1.61 "Permit" means any permit, license, certificate (including a certificate of occupancy), registration, authorization or approval issued by a Governmental Authority.

     1.62 "Permitted Liens" means (a) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP, consistently applied, (b) mechanics' and materialmen's Liens not filed of record and similar charges not delinquent or that are filed of record but are being contested in good faith by appropriate proceedings, and (c) Liens that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect with respect to the Company or the Business.

     1.63 "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

     1.64 "Post-Closing Statement" shall have the meaning set forth in Section 2.4.1.

     1.65 "Purchase Price" shall have the meaning set forth in Section 2.2.

     1.66 "Real Property Interests" means the real property owned, leased, or in which the Company has an interest, each as identified in Schedule 3.10.1, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

     1.67 "Release of Guaranty" means the release of Richard A. Varner and Thomas E. Hartline from the obligations of the Guaranty in the form attached hereto as Exhibit B.

     1.68 "Required Consent" shall have the meaning set forth in Section 3.9.

     1.69 "Review Period" shall have the meaning set forth in Section 2.4.1.

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     1.70 "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

     1.71 "Seller Indemnitees" shall have the meaning set forth in Section 10.2.

     1.72 "Seller's Release" means Seller's release in the form attached hereto as Exhibit C.

     1.73 "Tax" or "Taxes" means all income, profits, franchise, gross receipts, capital, sales, use, withholding, value added, ad valorem, transfer, employment, social security, disability, occupation, property, severance, production, excise and other taxes, duties and similar governmental charges and assessments imposed by or on behalf of any Governmental Authority (including interest and penalties thereon).

     1.74 "Tax Return" means any return, report, statement, form or other documentation (including any additional or supporting material and any amendments or supplements) filed or maintained, or required to be filed or maintained, with respect to or in connection with the calculation, determination, assessment or collection of any Taxes.

     1.75 "Third Party Claim" shall have the meaning set forth in Section
10.3.2.

     1.76 "Update" shall have the meaning set forth in Section 5.7.

                                   ARTICLE II
                         Purchase and Sale of Interests

     2.1 Purchase and Sale of Interests. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell, transfer and assign to Buyer and Buyer shall purchase from Seller, the Interests.

     2.2 Purchase Price. The purchase price for the Interests shall be (i) a base value for the Interests of $2,485,000, increased or decreased by (ii) the Net Working Capital of the Company as of the Closing Date, decreased by (iii) the Non-Scheduled Indebtedness, the Current Year Tax Adjustment Amount and Company Transaction Expenses (such total, the "Purchase Price"). All debt of the Company will remain with the Company. The Purchase Price to be paid at Closing will be based on Seller's good faith estimate (including the calculation thereof and supporting documentation in reasonable detail) of (i) Net Working Capital as of the close of business on the Closing Date, (ii) the Non-Scheduled Indebtedness, (iii) the Current Year Tax Adjustment Amount, and (iv) Company Transaction Expenses, prepared by Seller and delivered to Buyer at least two (2) Business Days prior to Closing (the "Closing Statement"), prepared consistently with the statement as of December 31, 2006 attached hereto as Schedule 2.2.

     2.3 Payment of Purchase Price. The Purchase Price, as estimated pursuant to
Section 2.2, shall be paid by Buyer to Seller at Closing by wire transfer of immediately available funds to the bank account described in wire transfer instructions provided by Seller to Buyer at least two (2) Business Days prior to Closing.

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     2.4 Post-Closing Adjustment.

         2.4.1 As promptly as practicable after the Closing Date, but not later than sixty (60) days thereafter, Seller will deliver to Buyer a statement (the "Post-Closing Statement") setting forth in reasonable detail Seller's calculation of (i) Net Working Capital as of the close of business on the Closing Date, (ii) the Non-Scheduled Indebtedness, (iii) the Current Year Tax Adjustment Amount, and (iv) Company Transaction Expense. The Purchase Price shall be adjusted (either positively or negatively) to reflect the extent that the Closing Statement differs from the Post-Closing Statement. The amounts determined by Seller as set forth in the Post-Closing Statement will be final, binding and conclusive for all purposes, unless, and only to the extent, that within fifteen (15) days after Seller has delivered the Post-Closing Statement (the "Review Period") Buyer notifies Seller of any dispute concerning matters set forth in the Post-Closing Statement (an "Adjustment Dispute Notice"). Any such Adjustment Dispute Notice delivered by Buyer will identify with specificity each item on the Post-Closing Statement with respect to which Buyer disagrees, the basis of such disagreement, and Buyer's position with respect to such disputed item. If Buyer has not delivered to Seller an Adjustment Dispute Notice within the time period provided herein, then within five (5) days after the expiration of the Review Period, the adjustment to the Purchase Price required under this Section 2.4 shall be made by payment from the appropriate Party to the other Party by wire transfer of immediately available funds to the bank account of such recipient Party described in wire transfer instructions provided by such Party to the paying Party within two (2) Business Days after the expiration of the Review Period.

         2.4.2 If Buyer delivers an Adjustment Dispute Notice in compliance with Section 2.4.1, then (a) the undisputed portion of the total proposed adjustment amount determined from the Post-Closing Statement will be paid to the other Party by wire transfer of immediately available funds to the bank account of such recipient Party described in wire transfer instructions provided by such Party to the paying Party within two (2) Business Days after the expiration of the Review Period, and (b) Buyer and Seller will attempt to reconcile their differences and any resolution by them as to any disputed amounts will be final, binding and conclusive for all purposes on the Parties. If Buyer and Seller are unable to reach a resolution with respect to all disputed items within forty-five (45) days of delivery of the Adjustment Dispute Notice, Buyer and Seller will submit any items remaining in dispute for determination and resolution to the Independent Accounting Firm, which will be instructed to determine and report to the Parties, within thirty (30) days after such submission, upon such remaining disputed items. The report of the Independent Accounting Firm will be final, binding and conclusive on the Parties for all purposes. The fees and disbursements of the Independent Accounting Firm will be allocated between Buyer and Seller so that Buyer's share of such fees and disbursements will be in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by Buyer (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted to the Independent Accounting Firm.

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         2.4.3 Within five (5) days following the final determination of the
     Purchase Price pursuant to Sections 2.4.1 and 2.4.2, if the Purchase Price is greater than the amount paid at Closing (the "Closing Payment Amount"), Buyer will pay the difference (adjusted to reflect any payment pursuant to Section 2.4.2 to Seller), or (b) if the Purchase Price is less than the Closing Payment Amount, Seller will pay the difference (adjusted to reflect any payment pursuant to Section 2.4.2 to Buyer). Any amount paid under this
     Section 2.4.3 will be paid by wire transfer of immediately available funds to the bank account of such recipient Party described in wire transfer instructions provided by such Party to the paying Party at least two (2) Business Days prior to the required date of payment.

     2.5 Closing.

         2.5.1 Time and Place. On the terms and subject to the conditions of this Agreement, the Closing shall take place at such location or by such means as the Parties may hereafter agree at 10:00, Central Time, on the last day of the calendar month in which satisfaction of the last conditions to Closing occurs (or the following month end if the last Closing condition is satisfied within five (5) days prior to month end) (the "Closing Date"). The Closing shall be effective at 9:00 a.m., Houston, Texas time, on the day after the Closing Date.

         2.5.2 Deliveries by Seller. At the Closing, Seller shall deliver to Buyer the following:

               (a) Certificates representing all of the Interests, duly endorsed in blank or accompanied by duly executed stock powers duly endorsed in blank;

               (b) The Regulations of the Company, the recorded Charter Documents of the Company, recently certified by the Secretary of State of the State of Oklahoma, the minute books and membership interest records of the Company, and a Certificate of Good Standing of the Company dated within ten (10) Business Days of the Closing Date issued by the Secretary of State of the State of Oklahoma;

               (c) The recorded Charter Documents of Seller, recently certified by the Secretary of State of the State of Delaware and a Certificate of Good Standing of Seller dated within ten (10) Business Days of the Closing Date issued by the Secretary of State of the State of Delaware;

               (d) A certificate of the Secretary of Seller dated the Closing Date certifying (i) the adoption of resolutions of the Board of Directors of Seller authorizing the transactions contemplated by this Agreement, (ii) the incumbency and signatures of those officers of Seller that executed this Agreement and any documents or agreements related to the Closing, and (iii) a true and correct copy of the Charter Documents of Seller in effect on the Closing Date, all in form and substance reasonably satisfactory to Buyer;

               (e) Seller's Release;

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               (f) The Release of Guaranty;

               (g) The Asset Purchase Agreement, by and among Buyer, GPC and GMC, in the form attached hereto as Exhibit D (the "Asset Purchase Agreement"), duly executed by GPC and GMC;

               (h) The Consulting Agreement, by and among Buyer and GMC, in the form attached hereto as Exhibit E (the "Consulting Agreement"), duly executed by GMC;

               (i) A certificate of an executive officer of Seller dated the Closing Date certifying that the conditions to Buyer's obligation to consummate the transactions contemplated by this Agreement as set forth in Section 8.1 have been satisfied in all respects;

               (j) A statement of amounts outstanding or payoff letter, as applicable, from Legacy Bank for each of the loans set forth on
          Schedule 3.12;

               (k) A release from Legacy Bank in form and substance reasonably acceptable to Buyer, releasing the Company from any guarantee, obligation or security agreement of Company securing or relating to the debts or other obligation of Seller, GPC, GMC or their respective Affiliates (other than the Company), including without limitation (a) that certain loan from Legacy Bank to GPC in the principal amount of $350,000, (b) that certain loan from Legacy Bank to GPC in the principal amount of $500,000, and (c) all letters of credit issued by Legacy Bank on behalf of Seller, GPC, GMC and their respective Affiliates; and

               (l) Such other documents, resignations, instruments and certificates as Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

          2.5.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

                (a) The payment described in Section 2.3;

                (b) The recorded Charter Documents of Buyer, recently certified by the Secretary of State of the State of Delaware and a Certificate of Good Standing of Buyer dated within ten (10) Business Days of the Closing Date issued by the Secretary of State of the State of Delaware;

                (c) A certificate of the Secretary of Buyer dated the Closing Date certifying (i) the adoption of resolutions of the Manager of Buyer authorizing the transactions contemplated by this Agreement,
          (ii) the incumbency and signatures of those officers of Buyer that executed this Agreement and any documents or agreements related to the Closing, and (iii) a true and correct copy of the Charter Documents of Buyer in effect on the Closing Date, all in form and substance reasonably satisfactory to Seller;

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               (d) The Asset Purchase Agreement duly executed by Buyer;

               (e) The Consulting Agreement duly executed by Buyer;

               (f) A certificate of an executive officer of Buyer dated the Closing Date certifying that the conditions to Seller's obligations to consummate the transactions contemplated by this Agreement set forth in Section 8.2 have been satisfied; and

               (g) Such other documents, instruments and certificates as Seller may reasonably request in connection with the transactions contemplated by this Agreement.

     2.6 Expenses. Seller and Buyer shall each pay their respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement. Without limitation of the foregoing:

         2.6.1 Seller shall be responsible for and pay all stock transfer taxes payable in connection with the sale and purchase of the Interests; and

         2.6.2 Buyer shall be responsible for and pay all sales, transfer, deed, stamp, notary public and other similar taxes, duties and transfer fees applicable to the transactions contemplated by this Agreement (other than stock transfer taxes), including fees to record transfer documents and all costs, expenses and fees related to acquiring the Required Consents.

     2.7 Allocation of Purchase Price. Seller and Buyer agree that the Purchase Price and the Liabilities of the Company (plus other relevant items) will be allocated to the Assets of the Company for Tax purposes in a manner mutually agreed upon by the Parties. Seller and Buyer will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

                                   ARTICLE III
                    Representations and Warranties of Seller

     Seller makes the following representations and warranties to Buyer:

     3.1 Corporate Organization. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Oklahoma. The Company has all company power needed to own or lease and operate the Assets and to conduct its business as now conducted. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller has all corporate power needed to own or lease and operate its properties and to conduct its business as now conducted. The Company does not have any subsidiaries and does not hold any equity or other ownership interest in any other entity.

     3.2 Due Qualification. The Company is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of its Business or Assets makes such qualification necessary. The Company conducts business only under the name "Fort Cobb Fuel Authority, LLC."

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     3.3 Corporate Documentation. Copies of the Charter Documents that have been delivered to Buyer are complete and correct; and the minute books of the Company shown to Buyer are complete and accurately reflect all proceedings (including actions taken by written consent) of the members, managers, officers and directors and all committees thereof of the Company in all material respects since the Company's formation. The member interest transfer records of the Company are set forth in the Regulations of the Company and in the Purchase and Sale Agreement dated December 29, 1997, between Seller and Ghere-Smith
Interests, Inc. ("GSI"), whereby Seller acquired all of the outstanding member interests of the Company from GSI. Other than as set forth in such records, no interest in the Company has been issued, sold or transferred.

     3.4 Capitalization. Seller owns one hundred percent (100%) of the outstanding member interests in the Company (the "Interests") and there are no other debt or equity interests in the Company other than the Interests. The Interests have been validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights and are owned beneficially and of record by Seller, free and clear of any Liens. No options, warrants or other rights to acquire, sell, or issue any debt or equity interests of the Company are outstanding, and between the date hereof and the Closing Date, no debt or equity interests of the Company and no such options, warrants or rights will be issued. None of the Interests were issued in violation of the Securities Act of 1933 or any other Law. Seller has, and on the Closing Date will have, complete and unrestricted power and authority to sell, assign, transfer and deliver the Interests to Buyer, and upon such sale, assignment, transfer and delivery, Seller will transfer to Buyer good and valid title to the Interests, free and clear of all Liens and with no proxies or restrictions on the voting or other rights pertaining thereto.

     3.5 Authorization; Execution and Validity. This Agreement constitutes the legal, valid, and binding obligations of the Seller and the Company in accordance with its terms. Seller and the Company each have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the documents required herein and to perform their respective obligations under this Agreement and the documents required herein. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary company action. This Agreement has been duly and validly executed and delivered by Seller, constitutes a valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

     3.6 Officers and Directors. Schedule 3.6 sets forth a list of all of the officers and managers of the Company who are duly elected and qualified to hold such office on the date hereof.

     3.7 Financial Statements; Absence of Undisclosed Liabilities.

         3.7.1 Financial Statements. Attached as Schedule 3.7.1 are true and correct copies of (a) the unaudited balance sheets of the Company at December 31, 2006 and December 31, 2005, and the related unaudited statements of income for each of the fiscal years then ended, together with the notes thereto, and (b) the unaudited balance sheet of the Company (the "Baseline Balance Sheet") at February 28, 2007 (the "Baseline Balance Sheet Date"), and the related unaudited statements of income for each of the two
     (2) months then ended, together with the notes thereto. Such financial statements present fairly, in all material respects, the financial condition and the results of operations and cash flow of the Company as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP consistently applied throughout the periods involved, except as disclosed in notes to such financial statements.

         3.7.2 Absence of Undisclosed Liabilities. Except to the extent fully reflected or reserved against on the Baseline Balance Sheet, the Company had no Liabilities as of the Baseline Balance Sheet Date.

     3.8 Absence of Certain Changes. Since the Baseline Balance Sheet Date, the Company has conducted its Business in the ordinary course consistent with past practices and there has been no (a) event or occurrence that has had or is reasonably expected to have a Material Adverse Effect on the Company, (b) amendment or termination of any Material Contract, Material Lease or Permit relating to the Business, (c) destruction, damage or other loss to any of the Assets of the Company that is not covered by insurance and that is reasonably likely to result in a material interruption of the Company's Business, (d) sale, lease, or other disposition of any of the Assets of the Company, other than Assets sold, leased or otherwise disposed of in the ordinary course of business and consistent with past practice, (e) purchase or lease of any Assets of the Company, other than Assets purchased or leased in the ordinary course of business and consistent with past practice, (f) increase in the compensation payable to any of the Employees, or (g) agreement or commitment by the Company to take any action described in this Section 3.8.

     3.9 No Conflict; Seller Consents. Except as set forth on Schedule 3.9, the execution, delivery and performance of this Agreement by each of Seller and the Company will not (a) violate any Law to which either Seller or the Company is subject, (b) violate any Charter Document, (c) violate any Order to which either Seller or the Company is a party or by which either Seller or the Company is bound, (d) require any Consent from any Person, including any Governmental Authority (each Consent set forth in Schedule 3.9 is referred to herein as a "Required Consent"), (e) breach any contract, agreement, or Permit of the Company, or (f) result in the creation of any Lien on any of the Assets of the Company.

     3.10 Real Property.

          3.10.1 Real Property. Schedule 3.10.1 lists all of the Real Property Interests of the Company and the Company holds such Real Property Interests free and clear of all Liens other than Permitted Liens. All of the Real Property Interests (except for the Easements) are owned and the Company does not have any leased Real Property Interests. There are no unrecorded

     Easements or encumbrances, rights to purchase or acquire or other restrictions or limitations related to the Real Property Interests. No Real Property Interest will be revoked, invalidated or otherwise amended as a result of the transaction set forth in this Agreement. The Real Property Interests include all of the real property rights necessary to conduct the Business as it is currently being conducted by the Company. Seller has not received any notice of any (i) plan, study or effort by any Person or Government Authority (ii) intended or proposed Law or (iii) existing, proposed or contemplated public improvement plan to modify or realign any street or highway or eminent domain proceeding, in each case that may impose a Lien upon, result in the taking of all or any part of, or adversely affect the current or planned use of, any of the Real Property Interests.

          3.10.2 Easements. Each Easement is valid, existing and enforceable; there has not been, and there currently is not any event (with or without notice, lapse of time or both with respect thereto) that would result in the termination, impairment or limitation of any Easement; no future payments of any kind are due under any Easement in order to maintain its existence; each Easement is perpetual; and the continuation, validity and enforceability of each Easement will not be disturbed by the transaction contemplated herein.

     3.11 Personal Property.

          3.11.1 Owned Personal Property. Subject to Permitted Liens, the Company has good and marketable title to all personal property owned by the Company or used in the conduct of the Business, other than (i) property that has been disposed of in the ordinary course of business, (ii) property that has been disposed of in transactions disclosed to Buyer prior to the date hereof, and (iii) Leased Personal Property.

          3.11.2 Leased Personal Property. Schedule 3.11 lists all of the Company's Material Leases of Personal Property used in the Business. All such Material Leases of Leased Personal Property are valid and binding and in full force and effect. There has been no breach of any such Material Lease by the Company or, to Seller's Knowledge, any other Person, which breach has not been cured or waived.

     3.12 Contracts. Schedule 3.12 lists all written Contracts and describes in reasonable detail all unwritten Contracts to which the Company is a party or the Assets of the Company are subject, meeting any of the following descriptions ("Material Contracts"):

          3.12.1 Contracts that could, by their terms, require payment or payments by or to the Company totaling more than Five Thousand Dollars ($5,000.00) during any twelve (12) month period;

          3.12.2 Contracts relating to Borrowed Money Indebtedness or the creation of any indemnification, guarantee or security interest affecting the Company;

          3.12.3 Contracts entered into by the Company other than in the ordinary course of its business;

          3.12.4 Contracts that limit the freedom of the Company to compete in any line of business or to conduct business in any geographic location;

          3.12.5 Contracts relating to the purchase, sale or combination of any business or line of business (by asset transfer, equity transfer, merger, consolidation or otherwise);

          3.12.6 Contracts relating to any joint venture, partnership or other cooperative arrangement with any third party;

          3.12.7 Contracts imposing confidentiality obligations on the Company;

          3.12.8 Contracts concerning the licensing of Intellectual Property;

          3.12.9 Contracts concerning any collective bargaining or similar agreements with any union or employee group; and

          3.12.10 Contracts between the Company and any Governmental Authority.

Contracts listed or described by Seller in Schedules 3.11.2, 3.17.3, 3.18, 3.20 and 3.21 will be deemed to have been listed or described in Schedule 3.12. All Material Contracts are valid and binding and in full force and effect. There has been no material breach of any Contract by the Company or, to Seller's Knowledge, any other Person, which breach has not been cured or waived. Neither the Company nor Seller has received from any other party to any Material Contract notification that such Material Contract is not in full force and effect, that the Company has failed to perform its obligations thereunder to date, or that any other party thereto has not performed its obligations thereunder to date. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to result in a breach or violation of, or a default under, the terms of any Material Contract, and no Material Contract will be revoked, invalidated or otherwise amended as a result of the consummation of the transaction contemplated by this Agreement.

     3.13 Litigation; Orders. Except as set forth on Schedule 3.13, there is no Action by any Person or by or before any Governmental Authority that is pending or, to Seller's Knowledge threatened, by, against or affecting the Company or any of its Assets. Except as set forth on Schedule 3.13, the Company is not subject to any Order.

     3.14 Environmental Matters. With respect to the ownership and operation of the Business: (i) the Company and all of the Assets are in compliance with all Environmental Laws; and (ii) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, but not limited to, the release, emission, discharge or disposal of any Hazardous Material, that could form the basis of any claim against, or violation by the Company pursuant to any Environmental Law. No notice, notification, demand, request for information, citation, summons, complaint or Order has been received by, and no Action is pending, or to Seller's Knowledge threatened by any Person against the Company with respect to any Environmental Law.

     3.15 Compliance with Laws.

          3.15.1 Compliance. Except for matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect with respect to the Business or the Company, taken as a whole, (i) the Company is in compliance with all applicable Laws, (ii) neither the Company nor the Seller has received any notification from any applicable Governmental Authority that it is not in compliance with any applicable Laws, and (iii) no event has occurred, and no circumstances or condition exists, that (with or without notice or lapse of time) would reasonably be expected to constitute or result in a failure of the Company to comply with the terms of any applicable Law.

          3.15.2 Permits. Schedule 3.15.2 sets forth all Permits owned or held by the Company and such Permits constitute all the authorizations that are necessary to carry on the Business as currently conducted. No action is pending or, to Seller's Knowledge, threatened to revoke or limit any such Permit which, if adversely determined, would have a Material Adverse Effect on the Company or the Business. All of the Company's Permits are valid and in full force and effect and the Company is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under such Permits. Neither the Company nor the Seller has received from any Governmental Authority notification that any Permit is not in full force and effect, has been violated in any respect, or is subject to any suspension, revocation, modification or cancellation. Except as otherwise set forth on Schedule 3.15.2, no Permit will be revoked, invalidated or otherwise amended as a result of the transaction contemplated in this Agreement.

     3.16 Intellectual Property.

          3.16.1 Owned Intellectual Property. No Intellectual Property is owned by the Company in connection with the Business. As of the date hereof, no Action is pending or, to Sellers' Knowledge, threatened asserting any infringement or misappropriation with respect to Intellectual Property by the Company.

          3.16.2 Licenses; Infringement. There are no licenses for Intellectual Property used by the Company in the conduct of the Business, other than licenses for "shrink-wrapped" software or other retail software products that are readily available or are imbedded in computer hardware purchased or leased by the Company.

     3.17 Employees; Employment Agreements and Policies

          3.17.1 Schedule 3.17.1 sets forth for each employee ("Employee") of Administaff that is provided to the Company pursuant to the Client Service Agreement, between the Company and Administaff, the Employee's (a) date of employment, (b) job title or position, (c) base salary on an annualized basis, (d) work location, (e) eligibility, if any, for any bonus payment and (f) eligibility for or receipt of options to purchase membership interests of the Company or capital stock of the Seller. Seller warrants that there shall be no change in said base salary, work location or bonus eligibility for any such Employee from the date of this Agreement until the Closing. Seller and the Company shall use commercially reasonable efforts to continue the employment of said Employees with the Company until the Closing.

          3.17.2 None of the Employees is subject to a collective bargaining or other labor union agreement. No work stoppage or labor dispute against the Company in connection with the Business is pending or, to Seller's Knowledge, threatened and, to Seller's Knowledge, there is no related organizational activity by any Employees. As of the date hereof, the Company has not received any notice of any unfair labor practice in connection with the Business, and, to Seller's Knowledge, no such complaints are pending before the National Labor Relations Board or other similar Governmental Authority.

          3.17.3 The Company does not have any existing or future obligation to any past or present Employee, consultant, individual independent contractor, director, officer or person engaged in any similar capacity with respect to the following:

                 (a) Contracts between the Company and any such Employee, consultant, individual independent contractor, director, officer or person; or

                 (b) Policies, plans, terms, conditions or practices of the Company relating to any aspect of the Company's relations with Employees generally, or any individual or class of Employees, consultants, individual independent contractors, directors, officers or persons.

     3.18 Benefit Plans. The Company does not have any employees. Schedule 3.18 contains a correct and complete list identifying each "employee benefit plan," as defined in Section 3(3) of ERISA, each employment, severance, retention or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by Administaff with respect to the Employees.

     3.19 Taxes. All Tax Returns which were required to be filed by or with respect to the Company have been duly and timely filed; all Taxes shown on each such Tax Return have been timely paid in full; no penalty, interest, or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax; and all Tax withholding and deposit requirements imposed on or with respect to the Company have been satisfied in full in all respects. The Company is not the beneficiary of any extension of time within which to file any Tax Return. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280(G) of the Code. To the Knowledge of the Seller, there are no pending written proposed deficiencies or other written claims for unpaid Taxes of the Company, and the Company has no liability for the Taxes of any other Person.

     3.20 Insurance. Schedule 3.20 lists all of the Company's insurance policies (including performance bonds) now in force (all of such policies, whether or not listed, "Insurance Policies"), and for each policy states the type of policy, the policy number, the limits of coverage, the carrier, the annual premium and the expiration date. Copies of the Insurance Policies have been provided to Buyer. Seller is not in default with respect to payment of premiums on any such policy and the Company has not forfeited or waived any claim under any Insurance Policy. Except as set forth in Schedule 3.20, no claim is pending under any such policy. No notice of cancellation or termination of any Insurance Policy has been given to the Company by the carrier of such policy. All liability insurance policies of the Company have been and are on an "occurrences" basis, rather than a "claims made" basis and no coverage will terminate or be limited by reason of the execution, delivery or performance of this Agreement.

     3.21 Affiliate Agreements. Schedule 3.21 lists each Contract between the Company and (a) Seller, (b) any Affiliate of the Company or (c) any Affiliate of Seller which is currently in effect.

     3.22 Brokers. No person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of the Company or Seller.

     3.23 Condition of Assets. The Seller makes no representation or warranty regarding the condition of the buildings, plants, pipelines and related assets, structures and equipment utilized by the Company, which assets are being acquired "as is, where is." Notwithstanding the foregoing, the Seller represents that the Company has good and marketable title to the Assets and that the Assets have been operated in accordance with CFR Part 192 rules of the U.S. Department of Transportation and applicable pipeline safety standards of the Oklahoma Corporation Commission.

     3.24 Bank Accounts and Powers of Attorney. Schedule 3.24 sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Except as disclosed on Schedule 3.24, the Company has not given any revocable or irrevocable powers of attorney or similar grant of authority to any Person relating to the Company for any purpose whatsoever.

     3.25 Books and Records. All books of account, minute books and other records relating to the ownership and operation of the Company are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether the Company is subject to that Section), including the maintenance of an adequate system of internal controls. At the Closing, all of those books and records will be in the possession of the Company.

     3.26 Certain Business Practices. Neither the Company, nor to Seller's Knowledge any director, officer, agent or employee of the Company has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (assuming for purposes of this Section 3.26 that the Company is subject to Section 30A of the Exchange Act), or (c) made any other unlawful payment.

                                   ARTICLE IV
                     Representations and Warranties of Buyer

     Buyer makes the following representations and warranties to Seller:

     4.1 Organization; Power and Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all corporate power needed to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated by it.

     4.2 Authorization; Execution and Validity. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary company action. This Agreement has been duly and validly executed and delivered by Buyer, constitutes a valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

     4.3 No Conflict; Buyer Consents. Except as set forth on Schedule 4.3, the execution, delivery and performance by Buyer of this Agreement will not (a) violate any Law to which Buyer is subject, (b) violate any Charter Document of Buyer, (c) violate any Order to which Buyer is a party or by which it is bound,
(d) require any Consent from any Governmental Authority, or (e) breach any material Contract to which Buyer is a party or by which it is bound.

     4.4 Litigation; Orders. There is no Action by any Person or by or before any Governmental Authority that is pending or, to Buyer's Knowledge threatened against or affecting Buyer or any of its properties, assets, operations or business which would, if adversely determined, have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement, nor is Buyer subject to any Order which would have any such effect.

     4.5 Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Buyer.

                                   ARTICLE V
                       Covenants of Seller and the Company

     5.1 Cooperation by Seller and the Company. From the date hereof through the Closing Date, Seller shall, and Seller shall cause the Company to, use all commercially reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with Buyer in connection with the foregoing, including using commercially reasonable efforts to obtain all of the Required

Consents. Unless required for consummation of the transactions contemplated by this Agreement, Seller and the Company shall have no obligation to amend, or cause to be amended, any Contract, to change, or cause to be changed, any Permit, or to make, or cause to be made, any payment to obtain any Required Consent; provided, however, that Seller and the Company shall not be required to incur unreasonable expense.

     5.2 Pre-Closing Access to Information. From the date hereof through the Closing Date, Seller and the Company shall (a) afford to Buyer, its accountants and its counsel access, in a reasonable manner, upon reasonable notice and at reasonable times, full and free access to each of the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer, its accountants and its counsel with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer, its accountants and its counsel with such additional financial, operating, and other data and information as Buyer may reasonably request.

     5.3 Conduct of Business. From the date hereof through the Closing Date, the Company shall, and Seller shall cause the Company to: (a) use commercially reasonable efforts to preserve the Company's relationships with suppliers, customers and Employees; (b) maintain the Insurance Policies; (c) perform its obligations under the Material Contracts and the Permits in all material respects; (d) comply with all applicable Laws, including all Environmental Laws, except as would not constitute a Material Adverse Effect; (f) maintain and repair the Assets as would a prudent operator and not alter, modify or discontinue any normal maintenance, repair or inspections relating to the Assets (in the event of any casualty, loss, damage to, or disposal or consumption of, any of the Assets prior to Closing, Seller shall either repair or replace such Assets with Assets of comparable function and quality or, if Buyer agrees, transfer to Buyer at Closing the proceeds of any insurance recovery with respect thereto); (e) keep in full force and effect its limited liability company existence and all rights and franchises relating to or pertaining to the Business, (f) maintain its books, accounts and records in accordance with past customs and practices and GAAP as applied by Seller on a consistent basis, and
(g) carry on the Business in the ordinary course and consistent with past practice. The Company shall not, and Seller shall cause the Company to not, in connection with the conduct of the Business, without the prior written consent of Buyer:

          5.3.1 incur any additional Borrowed Money Indebtedness;

          5.3.2 sell, lease, exchange, assign or transfer, or permit the creation of any Lien on, any of the Assets of the Company, except for any such Assets disposed of in the ordinary course of business and consistent with past practice;

          5.3.3 enter into any Material Contract or Material Lease relating to the Business;

          5.3.4 amend or terminate any Material Contract, Material Lease or Permit relating to the Business;

          5.3.5 increase the rate of compensation or level of benefits for any Employee or executive officer of the Company or enter into any agreement with respect to the award of any severance or termination pay that would reasonably be expected to become due as a result of the transactions contemplated hereby;

          5.3.6 pay any dividend or distribution in cash or any other form to, on behalf of, at the direction of, or for the benefit of, Seller;

          5.3.7 offer, sell, issue or grant, or authorize the offering, sale, issuance or grant of, any equity securities of the Company;

          5.3.8 issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional membership interests might be directly or indirectly authorized, issued or transferred;

          5.3.9 waive any material right, forgive any material debt or release any material claim relating to the Business;

          5.3.10 accelerate or delay the sale of services or equipment constituting the conduct of the Business or the collection of accounts receivable of the Company in a manner that is not in the ordinary course of business and consistent with past practice;

          5.3.11 acquire, whether by merger or consolidation, by purchasing an equity interest or otherwise, any business or any corporation, partnership, association, or other business organization or division thereof;

          5.3.12 adopt any amendments to the Company's Charter Documents;

          5.3.13 make any change in any of its respective methods of accounting in effect at December 31, 2006, except as may be required to comply with GAAP; make or rescind any election relating to any Taxes; or settle or compromise any Action, except for matters that would not reasonably be expected to have a Material Adverse Effect with respect to the Company or the Business;

          5.3.14 take any action that would cause or result in, or that would reasonably be expected to cause or result in (i) any of the representations or warranties set forth in this Agreement not to be true and correct as of the Closing Date, or (ii) the nonperformance of Seller's covenants set forth in this Agreement; or

          5.3.15 agree to take any of the actions described in Sections 5.3.1 through 5.3.14.

     5.4 Further Assurances. Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after the Closing, Seller and the Company shall execute and deliver all instruments and documents and take all other action that Buyer may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement, provided that Seller and the Company shall not be required to incur unreasonable expense in connection with its obligation under this Section 5.4.

     5.5 Cooperation. Prior to the Closing, Seller and the Company shall provide commercially reasonable cooperation to Buyer and shall take all actions that are commercially reasonable and requested by Buyer to ensure a smooth transition of the ownership of the Company from Seller to Buyer.

     5.6 Survey and Title Insurance. Seller shall cause a licensed surveyor to prepare a new and updated on the ground survey of the Real Property Interests owned by the Company in fee and shall deliver to Buyer at least ten (10) Business Days prior to the Closing Date three survey plats and certificates under the seal of the surveyor, which shall be in form and substance reasonably acceptable to Buyer. On or before the Closing Date, Seller shall procure title insurance policies from a reputable title insurance company, insuring title to such Real Property Interests, which policies shall be in form and substance reasonably acceptable to Buyer.

     5.7 Supplements to Schedules. If any event occurs or condition changes that causes any of its representations or warranties in this Agreement to be inaccurate, Seller shall notify Buyer thereof in writing (an "Update"). Seller shall supplement the Schedules to account for any such event or change. In the event that any Update shall concern a Material Adverse Effect to the Business or the Company, Buyer shall have ten (10) Business Days from receipt of notice of such Update to notify Seller as to whether Buyer accepts or rejects such Update or objects to such Material Adverse Effect. If Buyer rejects such Update or Material Adverse Effect, Seller and Buyer shall negotiate in good faith to amend this Agreement (including the Purchase Price and/or other appropriate terms) to account for the Update or Material Adverse Effect in a manner mutually acceptable to Seller and Buyer. If Buyer and Seller cannot agree on a mutually acceptable amendment to this Agreement within ten (10) Business Days after Buyer's notice of rejection to Seller, Buyer shall have the right to terminate this Agreement without penalty by providing written notice of termination within five (5) Business Days after the expiration of such period. If Buyer does not terminate this Agreement as set forth in the preceding sentence, and the transaction hereunder closes, then Buyer shall be deemed to have accepted the Update or Material Adverse Effect and to have waived any rights to seek indemnity or damages in relation thereto.

     5.8 Notice of Breach. If at any time on or before the Closing Date, Seller obtains any knowledge (whether through investigation or otherwise) of any fact, condition or event constituting a breach of any representation or warranty of Buyer set forth herein or any document referred to herein, then Seller shall immediately upon obtaining such knowledge inform Buyer thereof and of such breach.

                                   ARTICLE VI
                               Covenants of Buyer

     6.1 Cooperation by Buyer. From the date hereof through the Closing Date, Buyer shall use commercially reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with Seller in connection with the foregoing, including using commercially reasonable efforts to obtain all of the Required Consents, provided that Buyer shall not be required to incur unreasonable expense in connection with its obligation under this Section 6.1.

     6.2 Further Assurances. Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after the Closing, Buyer shall execute and deliver all instruments and documents and take all other action that Seller may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement, provided that Buyer shall not be required to incur unreasonable expense in connection with its obligation under this Section 6.2.

     6.3 Notice of Breach. If at any time on or before the Closing Date, Buyer obtains any knowledge (whether through investigation or otherwise) of any fact, condition or event constituting a breach of any representation or warranty of Seller set forth herein or any document referred to herein, then Buyer shall immediately upon obtaining such knowledge inform Seller thereof and of such breach.

     6.4 Employee Matters. Within thirty (30) days after the date hereof, Buyer will notify Seller as to which Employees Buyer intends to retain after Closing, specifying which Employees, if any, are to be retained for a transition period and which are to be retained on a non-transitional basis. Seller will be responsible for the severance costs associated with all Employees as well as any "stay bonuses" or "change in control" payments or benefits in effect on the Closing Date.

                                  ARTICLE VII
                              Additional Agreements

     7.1 Governmental Matters.

         7.1.1 Governmental Approvals. The Parties and the Company shall comply with all Laws which are applicable to any of the transactions contemplated hereby and pursuant to which government notification or approval of such transaction is necessary. The Parties and the Company shall cooperate with one another in providing any information about the Company which is required for this purpose and in promptly filing, separately or jointly, any applications for such government notification or approval. The Parties and the Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated hereby.

         7.1.2 No Required Dispositions or Other Adverse Actions. Notwithstanding any other provision of this Agreement to the contrary, neither Party nor their respective Affiliates shall be obligated, in order to obtain any Permit or other approval by any Governmental Authority that is necessary to consummate the transactions contemplated hereby, to hold, separate, sell or otherwise dispose or make reductions in the scope or use of their respective businesses, assets or properties.

     7.2 Tax Information and Assistance. The Parties and the Company shall provide each other with such commercially reasonable assistance as may be requested by them in connection with the preparation of any Tax Return, any Tax audit or other examination by any Governmental Authority, or any judicial or administrative proceedings related to liability for Taxes. The Parties and the Company shall retain and provide each other upon written request with records or information which may be relevant to such preparation, audit, examination, proceeding or determination. Such assistance shall include making employees available on a mutually convenient basis to provide and explain such records and information and shall include providing copies of any relevant Tax Returns and supporting work schedules. The Party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.

     7.3 Books and Records.

         7.3.1 Access. For a two (2) year period ending on the second anniversary of the Closing, each Party shall provide the other Party with commercially reasonable access during normal business hours to its books and records relating to the Company (other than books and records protected by the attorney-client privilege) to the extent that they relate to the condition or operation of the Business prior to the Closing and are requested by such Party to prepare its Tax Returns, or to respond to Third Party Claims (not involving the other Party). Each Party shall have the right, at its own expense, to make copies of any such books and records.

         7.3.2 Confidentiality. Each Party may take such action which it deems to be commercially reasonable to separate or redact information unrelated to the Business from documents and other materials requested and made available pursuant to this Section 7.3 and may condition the other Party's access to documents and other materials that it deems confidential to the execution and delivery of an agreement by the other Party not to disclose or misuse such information.

         7.3.3 Assistance. Each Party shall, upon receipt of a commercially reasonable request in writing and at the requesting Party's expense, make personnel reasonably available to assist in locating and obtaining any books and records relating to the Company to the extent that they relate to the condition or operation of the Business prior to the Closing and make personnel reasonably available whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution or defense of any Third Party Claim in which the other Party does not have any adverse interest.

                                  ARTICLE VIII
                         Conditions Precedent to Closing

     8.1 Conditions Precedent to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by Buyer.

         8.1.1 Accuracy of Representations and Warranties. The representations and warranties of Seller in this Agreement that are qualified as to materiality shall be accurate, and any such representations and warranties that are not so qualified shall be accurate, in all material respects, as of the date of this Agreement and as of the Closing Date (except for representations and warranties that address matters only as of a specific date, in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

         8.1.2 Performance of Covenants. Seller and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by Seller and the Company prior to or at the Closing.

         8.1.3 No Material Adverse Effect. There shall have been no change having a Material Adverse Effect on the Company or the Business.

         8.1.4 Deliveries. Seller shall have delivered to Buyer the documents required by Section 2.5.2.

         8.1.5 No Order. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby.

         8.1.6 Consents.

               (a) Seller or the Company shall have obtained all Required Consents to the consummation of the transactions contemplated by this Agreement; and

               (b) Buyer, GPC or GMC shall have obtained the consent to the transfer of the Transportation Agreements (as such term is defined in the Asset Purchase Agreement) from Enogex, Inc. and TRANSOK, LLC to Buyer or its designated Affiliate.

         8.1.7 Termination of Guaranty. Seller shall have terminated the Guaranty and delivered the duly executed Release of Guaranty.

         8.1.8 Cancellation of Intercompany Indebtedness. Seller shall have released and cancelled all indebtedness of the Company to Seller, including any amounts carried as "Advances from Parent" on the books and records of the Company.

     8.2 Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by Seller.

         8.2.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer in this Agreement that are qualified as to materiality shall be accurate, and any such representations and warranties that are not so qualified shall be accurate, in all material respects, as of the date of this Agreement and as of the Closing Date (except for representations and warranties that address matters only as of a specific date, in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

         8.2.2 Performance of Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by Buyer prior to or at the Closing.

          8.2.3 Deliveries. Buyer shall have delivered to Seller the payments and documents required by Section 2.5.3.

          8.2.4 No Order. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby.

          8.2.5 Consents.

                (a) Seller or the Company shall have obtained all Required Consents to the consummation of the transactions contemplated by this Agreement; and

                (b) Buyer, GPC or GMC shall have obtained the consent to the transfer of the Transportation Agreements from Enogex, Inc. and TRANSOK, LLC. to Buyer or its designated Affiliate.

          8.2.6 Termination of Guaranties. Seller or the Company shall have terminated the parent and other subsidiaries guaranty with Legacy Bank.

                                   ARTICLE IX
                        Termination Prior to Closing Date

     9.1 Termination. This Agreement may be terminated prior to the Closing Date only as follows:

         9.1.1 By either Buyer or Seller upon written notice to the other Party if a material breach of any provision of this Agreement has been committed by the other Party and such breach has not been waived in writing;

         9.1.2 By Buyer pursuant to the terms of Section 5.7;

         9.1.3 By the mutual written consent of the Buyer and Seller; or

         9.1.4 By either Buyer or Seller upon written notice to the other Party if the conditions precedent to the Closing set forth in Article 8 shall not have occurred or been waived by the appropriate Party on or before July 31, 2007; provided, however, that the right to terminate this Agreement under this Section shall not be available to any Party whose breach of any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

     9.2 Effect of Termination. If this Agreement terminates pursuant to Section 9.1, no Party shall have any liability or obligation to the other Party hereunder; provided, however, that no such termination shall relieve any Party of any liability for Damages resulting from a breach of this Agreement or liability that otherwise existed as of the date of such termination. In the event that (i) the Parties terminate this Agreement pursuant to Section 9.1.3, or (ii) Buyer terminates this Agreement pursuant to Section 9.1.1, 9.1.2, or 9.1.4, the Guaranty shall automatically become null and void and of no further force or effect.

                                   ARTICLE X
                                 Indemnification

     10.1 Indemnification by Seller. Subject to the other provisions of this
Article 10, from and after the Closing Date, Seller shall defend, indemnify and hold Buyer, the Company, their Affiliates and their respective employees, officers, directors and agents (the "Buyer Indemnitees") harmless from and against any and all Damages suffered by any Buyer Indemnitee arising out of:

          10.1.1 the breach of any representation or warranty made by Seller in this Agreement or in any certificate required to be executed and delivered by Seller, the Company or their respective officers at the Closing pursuant to this Agreement;

          10.1.2 the failure of Seller to perform any covenant or obligation by Seller contained in this Agreement or any other agreement required to be executed and delivered by Seller at the Closing pursuant to this Agreement; and

          10.1.3 any Actions against any of the Buyer Indemnitees arising out of the actions or inactions of Seller with respect to the Company or the operations of the Business on or prior to the Closing Date that concern or relate to any of the following matters: Employees, Taxes, Real Property Interests, Intellectual Property, and violations of applicable Laws, except to the extent they constitute liabilities that are included in Net Working Capital.

     10.2 Indemnification by Buyer. Subject to the other provisions of this
Article 10, from and after the Closing Date, Buyer shall defend, indemnify and hold Seller, its Affiliates and their respective employees, officers, directors and agents (the "Seller Indemnitees") harmless from and against any Damages suffered by any Seller Indemnitee arising out of:

          10.2.1 the breach of any representation or warranty made by Buyer in this Agreement or in any certificate required to be executed and delivered by Buyer or its officers at the Closing pursuant to this Agreement;

          10.2.2 the failure of Buyer to perform any covenant or obligation by Buyer contained in this Agreement or any other agreement required to be executed and delivered by Buyer at the Closing pursuant to this Agreement; and

          10.2.3 any Actions against any of the Seller Indemnitees arising out of the actions or inactions of Buyer with respect to the Company or the operation of the Business after the Closing Date.

     10.3 Notice and Resolution of Claims.

          10.3.1 Notice. Each person entitled to indemnification pursuant to
     Section 10.1 or Section 10.2 (an "Indemnitee") shall promptly give written notice to the indemnifying Party after obtaining knowledge of any claim that it may have pursuant to this Article 10; provided, however, the failure of any Indemnitee to give timely notice thereof shall not affect any of its rights to indemnification hereunder nor relieve the indemnifying

     Party from any of its indemnification obligations hereunder except to the extent such failure prejudices the rights or defenses of the indemnifying Party. Such notice shall set forth in reasonable detail the claim and the basis for indemnification.

          10.3.2 Right to Assume Defense. If such claim for indemnity shall arise from a claim or Action involving a third party (a "Third Party Claim"), the Indemnitee shall permit the indemnifying Party to assume its defense. If the indemnifying Party assumes the defense of such Third Party Claim, it shall take all steps necessary to investigate, defend or settle such Action and shall, subject to Section 10.4, hold the Indemnitee harmless from and against any and all Damages caused by or arising out of any settlement approved by the indemnifying Party or any judgment in connection with such Third Party Claim. The indemnifying Party shall keep the Indemnitee informed of the progress of the defense of any such Third Party Claim. Without the written consent of the Indemnitee, the indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include an unconditional and complete release of the Indemnitee by the claimant or plaintiff making the Third Party Claim without the imposition of any injunction or other equitable relief against the Indemnitee. The Indemnitee may participate in such defense or settlement through its own counsel, but at its own expense provided that if there is an actual conflict of interest between Indemnitee and the indemnifying Party with respect to such Third Party Claim, the Indemnitee may retain its own counsel at the indemnifying Party's expense. In the event that the Indemnitee elects to participate in the defense of a Third Party Claim, the indemnifying Party and the Indemnitee shall mutually cooperate and make available to the other witnesses, records and materials related to the matter. No Third Party Claim that is being defended in good faith by the indemnifying party shall be settled or compromised by the Indemnitee without the written consent of the indemnifying Party.

          10.3.3 Failure to Assume Defense. Failure by the indemnifying Party to notify the Indemnitee of its election to assume the defense of any Third Party Claim within thirty (30) days after its receipt of notice thereof pursuant to Section 10.3.1 shall be deemed a waiver by the indemnifying Party of its right to assume the defense of such Third Party Claim. In such event, the Indemnitee may defend against such Third Party Claim in any manner it deems appropriate. The Indemnitee may settle such Third Party Claim or consent to the entry of any judgment with respect thereto, provided that it acts in good faith and in a commercially reasonable manner.

          10.3.4 Survival. Neither Party shall have any obligation to indemnify any Indemnitee pursuant to Sections 10.1 or 10.2 unless such Indemnitee has given written notice to such Party in accordance with Section 10.3.1 prior to the expiration of twelve (12) months after the Closing Date, except in the case of those representations and warranties set forth in Sections 3.4,
     3.14 and 3.19 (the "Extended Representations") which shall survive until the expiration of the statutory limitation periods pertaining to the respective events which may constitute a breach of such representations and warranties.

     10.4 Limits on Indemnification.

          10.4.1 Thresholds and Basket. Seller shall be liable to the Buyer Indemnitees for Damages that are indemnifiable pursuant to Section 10.1, and Buyer shall be liable to the Seller Indemnitees for Damages that are indemnifiable pursuant to Section 10.2 (in either case, other than payment obligations under this Agreement), only if (a) amount of Damages for each claim exceeds a de minimus threshold of $5,000.00 (unless such claim is part of a related series of breaches of representations and warranties) before it may be asserted, but if that threshold is exceeded the first dollar of the claim is applied against the Basket, and (b) the aggregate amount of such Damages to all Buyer Indemnitees or all Seller Indemnitees, respectively, exceeds $25,000.00 (the "Basket").

          10.4.2 Limit of Liability. The total aggregate liability of Seller for any claims for Damages arising under Section 10.1 of this Agreement (exclusive of Damages arising from the breach of any Extended Representation) shall not exceed the Purchase Price. For the avoidance of doubt, the limitations of liability set forth in this Section 10.4 shall not apply to any Extended Representation.

          10.4.3 Consequential Damages; Insurance; Taxes. Neither Seller, on the one hand, nor Buyer, on the other hand, shall have any obligation to indemnify any Seller Indemnitee or Buyer Indemnitee for any other Damages that are (a) recoverable by the Indemnitee from any third party (including insurers to the extent recoverable), except to the extent of any deductible, retention or demonstrated increase in premiums related thereto, or (b) offset by tax savings realized on account of such Damages by the Indemnitee or any of its Affiliates (to the extent and at the time of such tax savings). Notwithstanding anything to the contrary contained in this Agreement, no Party hereto shall be entitled to recover from any other Party hereto any amount in respect of exemplary, punitive, special, indirect, consequential, remote, or speculative damages, including lost profits.

          10.4.4 Exclusive Remedy. This Article 10 sets forth the exclusive remedy owing from Seller to the Buyer Indemnitees and from Buyer to Seller Indemnitees that arise from the matters described in Sections 10.1 and
     10.2. Each of Seller and Buyer hereby waives any other claim or cause of action that it might assert against the other Party with respect to the matters described in Sections 10.1 and 10.2.

          10.4.5 Indemnity Payments. All payments made pursuant to this Article 10 (other than interest payments) shall be treated by the Parties on all Tax Returns as an additional payment or rebate, as the case may be, of the Purchase Price.

          10.4.6 Payment and Assignment of Claims. Upon final determination by the Parties or by a court of competent jurisdiction that an Indemnitee is entitled to indemnification under this Article 10, the indemnifying Party shall promptly pay or reimburse, as appropriate, the Indemnitee for any Damages to which it is entitled to be indemnified hereunder. Neither Party nor its Affiliates shall permit any exercise of any right of set-off against the other Party or its Affiliates until such final determination is made.

     10.5 Other Indemnitees. Buyer shall cause Buyer Indemnitees, and Seller shall cause Seller Indemnitees, to comply with the provisions and to abide by the limitations set forth in this Article 10.

                                   ARTICLE XI
                                Employee Matters

     11.1 Continued Use of Administaff. For the period ending twelve (12) months after the Closing Date, the Company shall continue to contract with Administaff for the provision of its employees under the terms of the agreement currently in place, which agreement shall not be amended, modified or terminated during such period without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                                   ARTICLE XII
                                  Miscellaneous

     12.1 Severability. If any provision of this Agreement as applied to any Party or to any circumstance shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, (i) the validity, legality and enforceability of the remaining provisions of this Agreement will remain in full force and effect and (ii) the application of such provision to any other part or to any other circumstance shall not be affected or impaired thereby.

     12.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors, whether by merger, consolidation or otherwise, and permitted assigns of the Parties; provided, however, that neither this Agreement nor any of the rights or obligations thereunder may be assigned by any Party without the prior written consent of the other Party. Any assignment in violation of this Section 11.2 shall be null and void.

     12.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

     12.4 Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

     12.5 Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

     12.6 No Third-Party Beneficiaries. Nothing in this Agreement shall create or confer upon any Person (including but not limited to any Employees), other than the Parties or their respective successors and permitted assigns, any legal or equitable rights, remedies, obligations, liabilities or claims under or with respect to this Agreement, except as expressly provided herein.

     12.7 Notices. Unless otherwise provided, all notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, in each case, if on a Business Day, and otherwise on the next Business Day, (b) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, or (c) the second Business Day if delivered by nationally recognized overnight courier. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

          If to Seller or the Company (prior to Closing):

                   Gateway Energy Corporation
                   500 Dallas Street, Suite 2615
                   Houston, Texas 77002
                   Attention:     Chief Executive Officer
                   Telephone:     713-336-0844
                   Facsimile:     713-336-0855

          with a copy to:

                   Stinson Morrison Hecker LLP
                   1201 Walnut Street, Suite 2900
                   Kansas City, MO 64106
                   Attention:     Craig L. Evans
                   Telephone:      (816) 842-8600
                   Facsimile:     (816) 691-3495
                   If to Buyer or the Company (after the Closing):

                   Navitas Assets, L.L.C.
                   18218 East McDurmott, Suite I
                   Irvine, California 92614
                   Attention:  Thomas Hartline and/or Richard Varner
                   Telephone:  (949) 955-2887
                   Facsimile:  (949) 261-5661
          with copies to:

                   Squire, Sanders & Dempsey L.L.P.
                   6200 Chase Tower
                   600 Travis Street
                   Houston, Texas 77002-3000
                   Attention:  Roberta M. Rossi
                   Telephone:  (713) 546-5841
                   Facsimile:  (713) 546-5830

or at such other address or facsimile number for a Party as shall be specified in writing by that Party.

     12.8 Governing Law. This Agreement shall be construed in accordance with and governed by the Laws of the State of Texas applicable to agreements made and to be performed wholly within such jurisdiction, without regard to conflicts of law principles.

     12.9 Interpretation.

          12.9.1 Unless specifically stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to Articles, Sections, Exhibits and Schedules in this Agreement. References to "includes" and "including" mean "includes without limitation" and "including without limitation."

          12.9.2 No provision of this Agreement shall be interpreted in favor of, or against, either of the Parties by reason of the extent to which either such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     12.10 Confidentiality and Public Announcements. No public release or announcement of the proposed transaction or related discussions or negotiations shall be made without the advance approval thereof by Buyer and Seller, except as may be required by Law (including Seller's reporting requirements under the Securities Exchange Act of 1934, as amended) or legal process, in which case the other Party shall receive prior notification and opportunity for review before release. Seller and Buyer shall agree on the terms of any public releases or other announcements related to this Agreement and shall consult with each other before issuing any public releases or other announcements related to this Agreement. In addition, the Parties agree to consult with, and provide commercially reasonable cooperation to, each other with respect to the form and content of any communication to Employees, customers, suppliers and others having dealings with the Company concerning this Agreement and the transactions contemplated thereby through the Closing Date. Notwithstanding the foregoing, Buyer shall be permitted to discuss the proposed transaction with lenders and investors and Governmental Authorities responsible for issuing any required authorizations in connection with the Business.

     12.11 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, constitutes the sole understanding of the Parties with respect to the matters contemplated hereby and thereby and supersedes and renders null and void all prior agreements and understandings, written and oral, between the

Parties with respect to the subject matter hereof and thereof. No Party shall be liable or bound to any other Party in any manner by any promises, conditions, representations, warranties, covenants, agreements and understandings, except as specifically set forth herein or therein.

     12.12 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement, including any Schedules and Exhibits, shall be binding unless the same shall be in writing and duly executed by the Party against whom such amendment, modification or alteration is sought to be enforced.

     12.13 Confidentiality. The Parties acknowledge that the Confidentiality Agreements dated as of December 13, 2006 shall remain in full force and effect.

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date set forth above.

                                            GATEWAY ENERGY CORPORATION


                                            By:  /s/  Robert Panico
                                               --------------------------------
                                            Name:     Robert Panico
                                            Title:    President


                                            FORT COBB OKLAHOMA IRREGATION FUEL
                                            AUTHORITY L.L.C., dba Fort Cobb Fuel
                                            Authority, LLC


                                            By:  /s/  Robert Panico
                                               --------------------------------
                                            Name:     Robert Panico
                                            Title:    President

                                            NAVITAS ASSETS, L.L.C.


                                            By:  /s/  Thomas E. Hartline
                                               --------------------------------
                                            Name:     Thomas E. Hartline
                                            Title:
                                                      --------------------

                                    EXHIBIT A

                                FORM OF GUARANTY

                                    GUARANTY

          This Guaranty (this "Guaranty"), dated as of April __, 2007, is executed by Richard A. Varner and Thomas E. Hartline (the "Guarantors") for the benefit of Gateway Energy Corporation ("Seller").

          WHEREAS, Guarantors own one hundred percent (100%) of the outstanding member interest in Navitas Assets, L.L.C., a Delaware limited liability company ("Buyer"); and

          WHEREAS, Buyer and Seller have entered into that certain Member Interest Purchase Agreement of even date herewith (the "Agreement"); and

          WHEREAS, it is a condition to Seller entering into the Agreement that Guarantors execute and deliver this Guaranty to Seller; and

          WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

          NOW, THEREFORE, for the consideration set forth in the Agreement, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantors, intending to be legally bound, hereby jointly and severally declare and agree as follows:

          1. Guarantors hereby irrevocably guarantee to Seller the due and punctual payment of the Purchase Price to Seller pursuant to the terms and conditions of the Agreement. The obligation guaranteed hereunder shall not exceed the amount of the Purchase Price.

          2. Guarantors irrevocably waive, to the extent permitted by law, acceptance hereof, and any requirement that, at any time, any action be taken by any person against Buyer or any other person.

          3. This Guaranty shall terminate and be of no further force and effect upon the earlier of (i) Buyer's payment of the Purchase Price to Seller, (ii) Buyer's termination of the Purchase Agreement pursuant to Sections 9.1.1, 9.1.2, or 9.1.4 thereof, or
               (iii) termination of the Agreement by mutual consent of Buyer and Seller pursuant to Section 9.1.3 thereof.

          This guaranty is a guaranty of payment, not collection, is unconditional and absolute, except as otherwise set forth herein.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date set forth above.


                                            -----------------------------------
                                            Richard A. Varner


                                            -----------------------------------
                                            Thomas E. Hartline

                                    EXHIBIT B

                      FORM OF NOTICE OF RELEASE OF GURANTY

                          NOTICE OF RELEASE OF GURANTY
                          ----------------------------


          THIS RELEASE OF GURARANTY (this "Release") is dated effective as of ________, 2007 from Gateway Energy Corporation ("Seller") to Richard A. Varner and Thomas E. Hartline (collectively and individually, the "Guarantors"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Member Interest Purchase Agreement dated March __, 2007 (the "Agreement"), between Seller and Navitas Assets, L.L.C. ("Buyer").

                                   WITNESSETH:

          WHEREAS, Seller and Buyer entered into the Agreement for the purchase and sale of all of the outstanding membership interests in Fort Cobb Oklahoma Irrigation Fuel Authority LLC, doing business as Fort Cobb Fuel Authority, L.L.C.;

          WHEREAS, pursuant to the Agreement, the Guarantors guaranteed the payment of the Purchase Price provided that all necessary conditions of Closing were satisfied;

          WHEREAS, on the date hereof, all the conditions of Closing have been satisfied and Buyer has paid the Purchase Price to Seller; and

          WHEREAS, Seller desires to release Guarantors from any and all obligations under the Guaranty and terminate the effectiveness of the Guaranty;

          NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties, provisions and covenants set forth herein and in the Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the undersigned does hereby release the Guarantors from any and all liability under the Guaranty and does hereby acknowledge that the Guaranty is void and of no further force or effect.

          This Release is effective as of this __ day of _______, 2007.

GATEWAY ENERGY CORPORATION


BY:      _______________________________
NAME:    _______________________________
TITLE:   _______________________________

                                    EXHIBIT C

                                 FORM OF RELEASE

                                RELEASE AGREEMENT
                                -----------------

          This RELEASE AGREEMENT (this "Release") is dated as of ____________, 2007, from Gateway Energy Corporation, a Delaware corporation (the "Seller") to Fort Cobb Oklahoma Irrigation Fuel Authority LLC, an Oklahoma limited liability company doing business as Fort Cobb Fuel Authority, LLC (the "Company"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Member Interest Purchase Agreement dated April __, 2007 (the "Purchase Agreement") between Seller and Navitas Assets, L.L.C., a Delaware limited liability company (the "Buyer").

                                   WITNESSETH:

          WHEREAS, Seller is the sole owner of all of the membership interest (the "Membership Interest") of the Company;

          WHEREAS, pursuant to the terms of the Purchase Agreement, Seller has agreed to sell, and Buyer has agreed to purchase, all of the Membership Interest; and

          WHEREAS, the Purchase Agreement provides that, as a condition of Closing, Seller shall deliver to Buyer a release agreement substantially in the form set forth herein;

          NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties, provisions and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Release of the Company. Effective as of the Closing Date, Seller (on its behalf and on the behalf of its Affiliates, employees, agents, representatives, successors or assigns, collectively "Seller Representatives") fully and unconditionally and for all purposes relinquish, release and forever discharge the Company and its Affiliates and successors and its and their respective officers, employees, members, shareholders, partners, representatives and directors from any and all claims, debts, damages, injuries, judgments, awards, executions, demands, liabilities, obligations, suits, actions and causes of action of every nature, kind and description whatsoever, in law or in equity, whether known or unknown, contingent or fixed, liquidated or unliquidated, past, present or future arising out of (i) Seller's ownership of the Interests, (ii) Seller's advances to the Company, or (iii) any acts, omissions, circumstances or conditions based on events or circumstances relating to the Company, Seller, or Seller Representatives, and arising or occurring on or before the Closing Date. Nothing in this Release shall effect amounts owed by the Company to GPC and GMC pursuant to the Gateway Agreements (as such term is defined in the Asset Purchase Agreement).

2. Further Assurances. From time to time, as and when requested by the Company or Buyer, Seller will execute and deliver all such further documents or instruments and will take, or cause to be taken, all such further or other actions as the Company or Buyer may reasonably deem necessary or desirable to fulfill and implement the terms of this Release.

3. Assignments. This Release shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

4. Governing Law. This Release and the rights and obligations of the parties hereto shall be governed by, construed and interpreted in accordance with the laws of the State of Texas.

5. Counterparts/Facsimile Signatures. This Release may be executed in multiple counterparts, all of which taken together shall constitute one and the same instrument. Facsimile signatures shall be valid and binding.

6. Third Party Beneficiary. Seller and the Company agree and acknowledge that Buyer is a third party beneficiary of this Release and Buyer's execution of this Release is for the sole purpose of acknowledging its status as a third party beneficiary.

                             [SIGNATURES NEXT PAGE]

          IN WITNESS WHEREOF, the parties have caused their duly authorize representatives to execute this Release on their behalf as of the date first above written.



                                            GATEWAY ENERGY CORPORATION

                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------



                                            FORT COBB OKLAHOMA IRRIGATION FUEL
                                            AUTHORITY,  LLC, dba Fort Cobb
                                            Fuel Authority, LLC

                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------


                                            NAVITAS ASSETS, L.L.C.

                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

                                    EXHIBIT D

                        FORM OF ASSET PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     This Asset Purchase Agreement (this "Agreement") is entered into as of _______________, 2007, by and between Navitas Assets, L.L.C., a Delaware limited liability company ("Buyer"), Gateway Energy Marketing Company, a Louisiana corporation ("GMC"), and Gateway Pipeline Company, a Texas corporation ("GPC"). GMC and GPC are collectively referred to as the "Sellers."

                                    Recitals:

     WHEREAS, Sellers own all of the Assets, which consist of certain pipeline assets, and are parties to the Transportation Agreements and the Gateway Agreements in place on the date hereof; and

     WHEREAS, Buyer desires to acquire from Sellers all of the Assets, the Transportation Agreeements and the Gateway Agreements;

     NOW, THEREFORE, in consideration of the mutual covenants, undertakings, representations and warranties set forth herein, the Parties agree as follows:

                                    ARTICLE 1
                                   Definitions

         For purposes of this Agreement, the terms set forth below shall have the following meanings:

     12.14 "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitrator.

     12.15 "Affiliate" means:

           12.15.1 with respect to any Person which is a business entity:

               (a) any Person owning or holding, directly or indirectly, 10% or more of the equity capital in such business entity, or

               (b) any Person in which such business entity owns or holds, directly or indirectly, 10% or more of the equity capital;

          12.15.2 with respect to any Person which is a trust or similar entity:

               (a) any trustee or other fiduciary of such trust or similar entity; or

               (b) any direct or indirect beneficiary of such trust or similar entity;

          12.15.3 with respect to any natural Person, any spouse, parent, child, grandchild grandparent, brother or sister of such Person.

     12.16 "Agreement" means this Agreement, together with the Exhibit hereto.

     12.17 "Assets" means the assets described on Exhibit A attached hereto, including the Real Property and the Plans.

     12.18 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

     12.19 "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

     12.20 "Buyer Indemnitees" shall have the meaning set forth in Section 5.1.

     12.21 "Claims Period" shall have the meaning set forth in Section 5.3.4.

     12.22 "Closing" means the consummation of the transactions contemplated hereby.

     12.23 "Closing Date" shall have the meaning set forth in Section 2.4.1.

     12.24 "Company" shall mean Fort Cobb Oklahoma Irrigation Fuel Authority, L.L.C., doing business as Fort Cobb Fuel Authority, L.L.C.

     12.25 "Consent" means a consent, approval, authorization, waiver or notification from any Person, including any Governmental Authority.

     12.26 "Damages" means all losses, claims, damages, costs, fines, penalties, obligations, payments and Liabilities (including those arising out of any Action), together with all reasonable costs and expenses (including reasonable outside attorneys' fees and reasonable out-of-pocket expenses) incurred in connection with any of the foregoing.

     12.27 "Dollars" or "$" means lawful currency of the United States.

     12.28 "Easements" means rights-of-way, servitudes, rights of egress and ingress and other similar rights related to the use or enjoyment of the Assets.

     12.29 "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     12.30 "Environmental Law" means any Law pertaining to health (with respect to exposure to Hazardous Materials) or the Environment currently in effect in any or all jurisdictions in which the Sellers own the Assets, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control

Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, and any state and local Laws implementing or comparable to the foregoing federal Laws.

     12.31 "Extended Representations" shall have the meaning set forth in
Section 5.3.4.

     12.32 "Gateway Agreements" mean:

               (a) First Amended and Restated Transportation Agreement, dated as of December 1, 1999, by and between GPC and the Company.

               (b) Gas Purchase and Sales Agreement, dated as of December 1, 1999, by and between GMC and the Company.

               (c) Confirmation Letter Pursuant to Gas Purchase and Sales Agreement, dated as of October 4, 2000, by and between GMC and the Company.

     12.33 "GMC" shall have the meaning set forth in the first paragraph of this Agreement.

     12.34 "Governmental Authority" means any federal, state or local government, any of its subdivisions, agencies, authorities, commissions, boards or bureaus, any federal, state or local court or tribunal and any arbitrator or arbitral tribunal.

     12.35 "GPC" shall have the meaning set forth in the first paragraph of this Agreement.

     12.36 "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials.

     12.37 "Indemnitee" shall have the meaning set forth in Section 5.3.1.

     12.38 "Knowledge" means (i) with respect to a Person other than an individual, after due investigation or inquiry, actual knowledge of a particular fact by a director, manager or officer or by any individual serving in a similar capacity of such Person or individuals directly reporting to such individuals, and (ii) with respect to an individual, the actual knowledge of a particular fact and the knowledge that a reasonably prudent individual could be expected to discover or otherwise become aware of in the ordinary course of business after due investigation or inquiry.

     12.39 "Law" means any applicable law, statute, or ordinance of any nation or state, including the United States of America, and any political subdivision thereof, including any state of the United States of America, any regulation, policy, protocol, proclamation, or executive order promulgated by any Governmental Authority, any rule or regulation of any self-regulator organization such as a securities exchange or public utilities commission, or any applicable judgment, order, decree, or decision of any court or other Governmental Authority having the effect of law in any such jurisdiction.

     12.40 "Lien" means any lien, mortgage, deed of trust, security interest, charge, pledge, retention of title agreement, easement, encroachment, condition, reservation, covenant or other encumbrance affecting title or the use, benefit or value of the asset in question.

     12.41 "Order" means any order, judgment, injunction, decree, determination or award of any Governmental Authority.

     12.42 "Party" means each of GPC, GMC and Buyer and "Parties" means GPC, GMC and Buyer collectively.

     12.43 "Permit" means any permit, license, certificate (including a certificate of occupancy), registration, authorization or approval issued by a Governmental Authority.

     12.44 "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

     12.45 "Plans" means all of Sellers' right, title and interest in and to all plans, drawing, maps, plats, specifications, surveys, engineering, inspection or similar reports and other technical descriptions relating to the Assets.

     12.46 "Purchase Price" shall have the meaning set forth in Section 2.2.

     12.47 "Real Property" means the fixtures, Easements, leases of real property and all other rights in real property owned, leased or used by Sellers in connection with the operation of the Assets.

     12.48 "Seller Indemnitees" shall have the meaning set forth in Section 5.2.

     12.49 "Sellers" shall have the meaning set forth in the first paragraph of this Agreement.

     12.50 "Tax" or "Taxes" means all income, profits, franchise, gross receipts, capital, sales, use, withholding, value added, ad valorem, transfer, employment, social security, disability, occupation, property, severance, production, excise and other taxes, duties and similar governmental charges and assessments imposed by or on behalf of any Governmental Authority (including interest and penalties thereon).

     12.51 "Third Party Claim" shall have the meaning set forth in Section
5.3.2.

     12.52 "Transportation Agreements" mean:

               (a) the Transportation Letter Agreement, dated as of June 9, 1998, by and between GPC and Enogex Inc., and

               (b) the Intrastate Firm Service Agreement, dated as of June 1, 1998, by and between GPC and TRANSOK, LLC.

     12.53 "Transporters" shall have the meaning set forth in Section 2.6.

                                  ARTICLE XIII
               Purchase and Sale of Assets and Gateway Agreements

     13.1 Purchase and Sale of Assets and Gateway Agreements. Subject to the terms and conditions of this Agreement, Sellers hereby sell, transfer and assign to Buyer and Buyer purchases from Sellers the Assets and assumes the Transportation Agreements and the Gateway Agreements.

     13.2 Purchase Price. The purchase price (the "Purchase Price") for the Assets, the Transportation Agreements and the Gateway Agreements is $100,000.00.

     13.3 Payment of Purchase Price. On the date hereof (the "Closing Date"), Buyer shall pay the Purchase Price to GPC by wire transfer of immediately available funds to the bank account described in wire transfer instructions provided by Sellers to Buyer.

     13.4 Closing.

          13.4.1 Closing Date and Effective Time. The effective time of the Closing shall be 9:00 a.m., Houston, Texas time, on the day after the Closing Date.

          13.4.2 Deliveries by Sellers. At the Closing, Sellers shall deliver to Buyer the following:

               (a) A Bill of Sale transferring all of GPC's right, title and interest in the Assets to Buyer, duly executed by GPC;


               (b) An Assignment Agreement transferring all of Sellers' right, title and interest in the Transportation Agreements and the Gateway Agreements to Buyer or its designated Affiliate, duly executed by Sellers;

               (c) Consents from the Transporters authorizing the assignment of the Transportation Agreements to Buyer or its designated Affiliate;

               (d) A release from Legacy Bank releasing its security interest in the Assets, the Transportation Agreements and the Gateway Agreements; and

               (e) Such other documents, instruments and certificates as Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

          13.4.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to Sellers the following:

                 (a) The payment described in Section 2.3;

                 (b) Such other documents, instruments and certificates as Sellers may reasonably request in connection with the transactions contemplated by this Agreement.

     13.5 Expenses. Sellers and Buyer shall each pay their respective expenses incurred in connection with the negotiation, execution, closing and performance of this Agreement. Without limitation of the foregoing, Buyer shall be responsible for and pay all sales, transfer, deed, stamp, notary public and other similar taxes, duties and transfer fees applicable to the transactions contemplated by this Agreement (other than stock transfer taxes), including fees to record transfer documents.

     13.6 Imbalances. Within twenty (20) days after the Closing Date, Sellers shall calculate the gas imbalances owing from or to Enogex Inc. and/or TRANSOK, LLC ("Transporters"), which calculation shall be made by multiplying the quantity of such gas imbalance times the Plats Gas Daily Midpoint for Panhandle, Tx-Okla gas price as of the close of business on the Closing Date. If such imbalance is owing to Transporters, within such period, Sellers shall deliver to Buyer a check in the amount of such calculated imbalance plus a statement of the calculation. If such imbalance is owed by Transporters, Sellers shall deliver to Buyer an invoice for such amount, including a statement of the calculation and Buyer shall pay such amount within thee (3) days of such invoice.

                                  ARTICLE XIV
                    Representations and Warranties of Sellers

     Sellers jointly and severally make the following representations and warranties to Buyer:

     14.1 Corporate Organization. GPC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. GMC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Louisiana. Each Seller has all corporate power needed to enter into the Gateway Agreements, and to own or lease and operate the Assets and to conduct its business as now conducted.

     14.2 Due Qualification. The Sellers are duly qualified to do business and are in good standing under the laws of each jurisdiction in which the nature of their respective businesses or assets makes such qualification necessary.

     14.3 Authorization; Execution and Validity. This Agreement constitutes the legal, valid, and binding obligations of each Seller in accordance with its terms. Each Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the documents required herein and to perform their respective obligations under this Agreement and the documents required herein. The execution, delivery and performance by each Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Sellers, constitutes a valid and binding obligation of each Seller and is enforceable against each Seller in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

     14.4 No Conflict; Sellers Consents. The execution, delivery and performance of this Agreement by each Seller will not (a) violate any Law to which such Seller is subject, (b) violate any Charter Document, (c) violate any Order to which such Seller is a party or by which such Seller is bound, (d) other than the consent of Enogex Inc. and TRANSOK, LLC to assign the Transportation Agreements to Buyer, which consents have been obtained, require any Consent from any Person, including any Governmental Authority, (e) breach any contract, agreement, or Permit of such Seller, or (f) result in the creation of any Lien on the Assets or the Gateway Agreements.

     14.5 Litigation; Orders. There is no Action by any Person or by or before any Governmental Authority that is pending or, to Sellers' Knowledge threatened, by, against or affecting the Sellers or any of the Assets or the Gateway Agreements.

     14.6 Brokers. No person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Sellers.

     14.7 Condition of Assets. Except as otherwise set forth herein, the Sellers make no representation or warranty regarding the condition of the Assets, which Assets are being acquired "as is, where is." Notwithstanding the foregoing, the Sellers represent that the Assets have been operated in accordance with CFR Part 192 rules of the U.S. Department of Transportation and applicable pipeline safety standards of the Oklahoma Corporation Commission.

     14.8 Title to Assets. GPC has, and at the Closing Buyer will receive, good and marketable title to all of the Assets, free and clear of any claim or Lien, except for the Lien, if any, of current taxes not yet due and payable. To the extent that any of the Assets are held by Sellers under lease agreements or Easements, Sellers enjoys peaceful and undisturbed possession of such properties.

     14.9 Gateway Agreements and Transportation Agreements. The Gateway Agreements and the Transportation Agreements are valid and binding and in full force and effect. There has been no breach of any of the Gateway Agreements or the Transportation Agreements by the Sellers or, to Sellers' Knowledge, any other Person, which breach has not been cured or waived. The Sellers have not received from any other party to any of the Gateway Agreements or the Transportation Agreements notification that any such agreement is not in full force and effect, that the Sellers have failed to perform their respective obligations thereunder to date, or that any other party thereto has not performed its obligations thereunder to date. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to result in a breach or violation of, or default under, the terms of any of the Gateway Agreements or the Transportation

Agreements , and no Gateway Agreement or Transportation Agreement will be revoked, invalidated or otherwise amended as a result of the consummation of the transactions contemplated by this Agreement.

     14.10 Environmental Matters. All of the Assets are in compliance with all Environmental Laws and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, but not limited to, the release, emission, discharge or disposal of any Hazardous Material, that could form the basis of any claim against, or violation by the Sellers with respect to the Assets pursuant to any Environmental Law. No notice, notification, demand, request for information, citation, summons, complaint or Order has been received by, and no Action is pending, or to Sellers' Knowledge threatened by any Person against Sellers with respect to any Environmental Law.

     14.11 Permits. There are no Permits owned or held by the Sellers in connection with the Assets.

     14.12 Compliance with Laws. The Assets and the Gateway Agreements are in compliance with all applicable Laws and the Sellers have not received any notification from any applicable Governmental Authority that the Assets or the Gateway Agreements are not in compliance with applicable Laws; and no event has occurred, and no circumstances or condition exists, that (with or without notice or lapse of time) would reasonably be expected to constitute or result in a failure of the Assets or the Gateway Agreements to comply with the terms of any applicable Laws.

     14.13 Taxes. There are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax that will continue to be a Lien against the Assets after Closing.

     14.14 Real Property. The only Real Property of the Sellers consists of all of the Easements necessary for the ownership or operation of the Assets. Sellers have not received any notice of any (i) plan, study or effort by any Person or Governmental Authority (ii) intended or proposed Law, or (iii) existing, proposed or contemplated public improvement plan to modify or realign any street or highway or eminent domain proceeding, in each case that may impose a Lien upon, result in a taking of all or any part of, or adversely affect the current or planned use of, any of the Real Property. Each Easement included in the Real Property is valid, existing and enforceable; there has not been, and there currently is not any event (with or without notice, lapse of time or both with respect thereto) that would result in the termination, impairment or limitation of any such Easement; no future payments of any kind are due under any Easement included in the Real Property in order to maintain its existence; each such Easement is perpetual; and the continuation, validity and enforceability of each Easement will not be disturbed by the transaction contemplated herein.

                                   ARTICLE XV
                     Representations and Warranties of Buyer

     Buyer makes the following representations and warranties to Sellers:

     15.1 Organization; Power and Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all corporate power needed to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated by it.

     15.2 Authorization; Execution and Validity. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary company action. This Agreement has been duly and validly executed and delivered by Buyer, constitutes a valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

     15.3 No Conflict; Buyer Consents. The execution, delivery and performance by Buyer of this Agreement will not (a) violate any Law to which Buyer is subject, (b) violate any Charter Document of Buyer, (c) violate any Order to which Buyer is a party or by which it is bound, (d) require any Consent from any Governmental Authority, or (e) breach any material Contract to which Buyer is a party or by which it is bound.

     15.4 Litigation; Orders. There is no Action by any Person or by or before any Governmental Authority that is pending or, to Buyer's Knowledge threatened against or affecting Buyer or any of its properties, assets, operations or business which would, if adversely determined, have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement, nor is Buyer subject to any Order which would have any such effect.

     15.5 Brokers. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Buyer.

                                  ARTICLE XVI
                                INDEMNIFICATION

     16.1 Indemnification by Sellers. Subject to the other provisions of this
Article 5, from and after the Closing Date, Sellers shall defend, indemnify and hold Buyer, its Affiliates and their respective employees, officers, directors and agents (the "Buyer Indemnitees") harmless from and against any and all Damages suffered by any Buyer Indemnitee arising out of:

          16.1.1 the breach of any representation or warranty made by Sellers in this Agreement or in any certificate required to be executed and delivered by Sellers or their respective officers at the Closing pursuant to this Agreement;

          16.1.2 the failure of Sellers to perform any covenant or obligation by Sellers contained in this Agreement or any other agreement required to be executed and delivered by Seller at the Closing pursuant to this Agreement; and

          16.1.3 any Actions against any of the Buyer Indemnitees arising out of the actions or inactions of Sellers with respect to the Assets on or prior to the Closing Date.

     16.2 Indemnification by Buyer. Subject to the other provisions of this
Article 5, from and after the Closing Date, Buyer shall defend, indemnify and hold Sellers, their Affiliates and their respective employees, officers, directors and agents (the "Seller Indemnitees") harmless from and against any Damages suffered by any Seller Indemnitee arising out of:

          16.2.1 the breach of any representation or warranty made by Buyer in this Agreement or in any certificate required to be executed and delivered by Buyer or its officers at the Closing pursuant to this Agreement;

          16.2.2 the failure of Buyer to perform any covenant or obligation by Buyer contained in this Agreement or any other agreement required to be executed and delivered by Buyer at the Closing pursuant to this Agreement; and

          16.2.3 any Actions against any of the Seller Indemnitees arising out of the actions or inactions of Buyer with respect to the operation of the Assets or obligations under the Gateway Agreements and Transportation Agreements after the Closing Date.

     16.3 Notice and Resolution of Claims.

          16.3.1 Notice. Each person entitled to indemnification pursuant to
     Section 5.1 or Section 5.2 (an "Indemnitee") shall promptly give written notice to the indemnifying Party after obtaining knowledge of any claim that it may have pursuant to this Article 5; provided, however, the failure of any Indemnitee to give timely notice thereof shall not affect any of its rights to indemnification hereunder nor relieve the indemnifying Party from any of its indemnification obligations hereunder. Such notice shall set forth in reasonable detail the claim and the basis for indemnification.

          16.3.2 Right to Assume Defense. If such claim for indemnity shall arise from a claim or Action involving a third party (a "Third Party Claim"), the Indemnitee shall permit the indemnifying Party to assume its defense. If the indemnifying Party assumes the defense of such Third Party Claim, it shall take all steps necessary to investigate, defend or settle such Action and shall, subject to Section 5.4, hold the Indemnitee harmless from and against any and all Damages caused by or arising out of any settlement approved by the indemnifying Party or any judgment in connection with such Third Party Claim. The indemnifying Party shall keep the Indemnitee informed of the progress of the defense of any such Third Party Claim. Without the written consent of the Indemnitee, the indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include an unconditional and complete release of the Indemnitee by the claimant or plaintiff making the Third Party Claim without the imposition of any injunction or other equitable relief against the Indemnitee. The Indemnitee may participate in such defense or settlement through its own counsel, but at its own expense provided that if there is an actual conflict of interest between Indemnitee and the indemnifying Party with respect to such Third Party Claim, the Indemnitee may retain its own counsel at the indemnifying Party's expense. In the event that the Indemnitee elects to participate in the defense of a Third Party Claim, the indemnifying Party and the Indemnitee shall mutually cooperate and make available to the other witnesses, records and materials related to the matter. No Third Party Claim that is being defended in good faith by the indemnifying party shall be settled or compromised by the Indemnitee without the written consent of the indemnifying Party.

          16.3.3 Failure to Assume Defense. Failure by the indemnifying Party to notify the Indemnitee of its election to assume the defense of any Third Party Claim within thirty (30) days after its receipt of notice thereof pursuant to Section 5.3.1 shall be deemed a waiver by the indemnifying Party of its right to assume the defense of such Third Party Claim. In such event, the Indemnitee may defend against such Third Party Claim in any manner it deems appropriate. The Indemnitee may settle such Third Party Claim or consent to the entry of any judgment with respect thereto, provided that it acts in good faith and in a commercially reasonable manner.

          16.3.4 Survival. The Parties indemnity obligations shall be limited to those claims that accrue within twelve (12) months after the Closing Date (the "Claims Period"); provided, however, that the Claims Period for any claim arising from a breach of the representations and warranties set forth in Sections 3.8, 3.10 and 3.13 (the "Extended Representations") shall terminate upon the expiration of any applicable statute of limitations period.

     16.4 Limits on Indemnification.

          16.4.1 Limit of Liability. The total aggregate liability of Sellers for any claims for Damages arising under Section 5.1 of this Agreement (exclusive of Damages arising from the breach of any Extended Representation) shall not exceed the Purchase Price. For the avoidance of doubt, the limitations of liability set forth in this Section 5.4 shall not apply to any Extended Representation.

          16.4.2 Consequential Damages. Notwithstanding anything to the contrary contained in this Agreement, no Party hereto shall be entitled to recover from any other Party hereto any amount in respect of exemplary, punitive, special, indirect, consequential, remote, or speculative damages, including lost profits.

          16.4.3 Exclusive Remedy. This Article 5 sets forth the exclusive remedy owing from Sellers to the Buyer Indemnitees and from Buyer to Seller Indemnitees that arise from the matters described in Sections 5.1 and 5.2. Each Party hereby waives any other claim or cause of action that it might assert against the other Party with respect to the matters described in Sections 5.1 and 5.2.

          16.4.4 Indemnity Payments. All payments made pursuant to this Article 5 (other than interest payments) shall be treated by the Parties on all Tax Returns as an additional payment or rebate, as the case may be, of the Purchase Price.

          16.4.5 Payment and Assignment of Claims. Upon final determination by the Parties or by a court of competent jurisdiction that an Indemnitee is entitled to indemnification under this Article 5, the indemnifying Party shall promptly pay or reimburse, as appropriate, the Indemnitee for any Damages to which it is entitled to be indemnified hereunder. Neither Party nor its Affiliates shall permit any exercise of any right of set-off against the other Party or its Affiliates until such final determination is made.

     16.5 Other Indemnitees. Buyer shall cause Buyer Indemnitees, and Sellers shall cause Seller Indemnitees, to comply with the provisions and to abide by the limitations set forth in this Article 5.

                                  ARTICLE XVII
                                  Miscellaneous

     17.1 Severability. If any provision of this Agreement as applied to any Party or to any circumstance shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, (i) the validity, legality and enforceability of the remaining provisions of this Agreement will remain in full force and effect and (ii) the application of such provision to any other part or to any other circumstance shall not be affected or impaired thereby.

     17.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors, whether by merger, consolidation or otherwise, and permitted assigns of the Parties; provided, however, that neither this Agreement nor any of the rights or obligations thereunder may be assigned by any Party without the prior written consent of the other Party. Any assignment in violation of this Section 6.2 shall be null and void.

     17.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

     17.4 Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

     17.5 Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

     17.6 No Third-Party Beneficiaries. Nothing in this Agreement shall create or confer upon any Person (including but not limited to any Employees), other than the Parties or their respective successors and permitted assigns, any legal or equitable rights, remedies, obligations, liabilities or claims under or with respect to this Agreement, except as expressly provided herein.

     17.7 Notices. Unless otherwise provided, all notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, in each case, if on a Business Day, and otherwise on the next Business Day, (b) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, or (c) the second Business Day if delivered by nationally recognized overnight courier. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

                  If to Sellers:

                           Gateway Energy Marketing Company
                           Gateway Pipeline Company
                           500 Dallas Street, Suite 2615
                            Houston, Texas 77002
                           Attention:   Chief Executive Officer
                           Telephone:   713-336-0844
                           Facsimile:   713-336-0855

                  with a copy to:

                           Stinson Morrison Hecker LLP
                           1201 Walnut Street, Suite 2900
                           Kansas City, MO 64106
                           Attention:   Craig L. Evans
                           Telephone:   (816) 842-8600
                           Facsimile:   (816) 691-3495

                  If to Buyer:

                           Navitas Assets, L.L.C.
                           18218 East McDurmott, Suite I
                           Irvine, California 92614
                           Attention:  Thomas Hartline and/or Richard Varner
                           Telephone:  (949) 955-2887
                           Facsimile:  (949)261-5661

                  with copies to:

                           Squire, Sanders & Dempsey L.L.P.
                           6200 Chase Tower
                           600 Travis Street
                           Houston, Texas 77002-3000
                           Attention:  Roberta M. Rossi
                           Telephone:  (713) 546-5841
                           Facsimile:  (713) 546-5830

or at such other address or facsimile number for a Party as shall be specified in writing by that Party.

     17.8 Governing Law. This Agreement shall be construed in accordance with and governed by the Laws of the State of Texas applicable to agreements made and to be performed wholly within such jurisdiction, without regard to conflicts of law principles.

     17.9 Interpretation.

          17.9.1 Unless specifically stated otherwise, references to Articles, Sections and Exhibit refer to Articles, Sections and Exhibit in this Agreement. References to "includes" and "including" mean "includes without limitation" and "including without limitation."

          17.9.2 No provision of this Agreement shall be interpreted in favor of, or against, either of the Parties by reason of the extent to which either such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     17.10 Entire Agreement. This Agreement, together with the Exhibit hereto, constitutes the sole understanding of the Parties with respect to the matters contemplated hereby and thereby and supersedes and renders null and void all prior agreements and understandings, written and oral, between the Parties with respect to the subject matter hereof and thereof. No Party shall be liable or bound to any other Party in any manner by any promises, conditions, representations, warranties, covenants, agreements and understandings, except as specifically set forth herein or therein.

     17.11 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement, including the Exhibit hereto, shall be binding unless the same shall be in writing and duly executed by the Party against whom such amendment, modification or alteration is sought to be enforced.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date set forth above.

                                            GATEWAY ENERGY MARKETING COMPANY


                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------


                                            GATEWAY PIPELINE COMPANY


                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------


                                            NAVITAS ASSETS, L.L.C.


                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

                                    Exhibit A

                                     to the

                            Asset Purchase Agreement



Pipelines
---------
1. 2 - 4" polyethylene pipelines approximately 644 feet and related interconnect facilities located in S23, T-10-N, R13W, Caddo County, Oklahoma (Enogex West Tap)



Facilities
----------
1. 12" x 3' Peerless Vertical Separator, Model No. 11-112, S/N 6570A and related station piping located in S23, T-10-N, R13W, Caddo County, Oklahoma (Enogex West Station)

2. 16" x 5' Lester Moore Vertical Separator, Model No. 151, S/N 14750791 and related station piping located in S26, T-10-N, R12W, Caddo County, Oklahoma (Enogex East Station)

3. 6" x 3' Peerless Vertical Separator, Model No. 11-006, S/N 6103A, and related station piping located in S28, T-8-N, R12W, Caddo County, Oklahoma (TRANSOK Station)

                                    EXHIBIT E

                          FORM OF CONSULTING AGREEMENT

                              CONSULTING AGREEMENT
                              --------------------

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of _____________, 2007, by and between Navitas Utility Corporation, a Nevada corporation (the "Company"), and Gateway Energy Marketing Company, a Louisiana corporation (the "Consultant").

     WHEREAS, the Company has acquired from the Consultant that certain Gas Purchase and Sales Agreement, dated as of the 1st day of December, 1999, whereby the Company will sell gas to Fort Cobb Oklahoma Irrigation Fuel Authority, L.L.C., doing business as Fort Cobb Fuel Authority, L.L.C., an Oklahoma limited liability company ("Fort Cobb"); and

     WHEREAS, the Company desires to retain the Consultant for a period of four months from the date hereof (the "Term") to provide the Company with the Consultant's expertise, and the Consultant desires to render such services to the Company, all upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. Retainer of Consultant. The Company shall retain the Consultant during the Term to render the Services (defined below) to the Company, and the Consultant agrees that such retainer shall be subject to the terms and conditions of this Agreement.

     2. Services of Consultant. The services of the Consultant to be provided under this Agreement (the "Services") during the Term shall be:

          (a) Consulting with the Company regarding first-of-the-month nominations;

          (b) Monitoring and advising the Company regarding supply and demand requirements of Fort Cobb;

          (c) Advising the Company regarding imbalance corrections, and providing daily gas balancing services for the first two months of the Term; and

          (d) Training the appropriate personnel of the Company regarding the foregoing.

     3. Compensation.

1. (a) Billing Rate. On the last day of each month during the Term, the Company shall pay the Consultant a fee equal to $12,500.00 for the services performed during such month. The aggregate compensation to be paid to Consultant during the Term shall be equal to $50,000.00.

2. (b) Expenses. The Company will reimburse the Consultant for reasonable out-of-pocket expenses incurred in connection with Services rendered to the Company pursuant to this Agreement, including but not limited to any travel, lodging, meals, gratuities, transportation, courier service, photocopying, telecopying, telephone and similar expenses. Notwithstanding the foregoing, Consultant shall obtain the Company's prior consent for any travel or entertainment related expenses.

     4. Independent Contractor. The parties intend that the Consultant shall be an independent contractor, and the officers and employees of the Consultant shall not be deemed employees of the Company. The Consultant acknowledges and agrees that Consultant shall have no authority to bind the Company to any contract or sale, and that the Company shall have the right, in its sole discretion, to decide whether or not to purchase or nominate any gas or take any action binding upon the Company.

     5. Company Property. The Consultant (a) agrees that all memoranda, notes, research, strategic plans, records, drawings, artwork, or other creative material or documentation, whether made or compiled by the Consultant alone or with others, or made available to the Consultant, while working with the Company, shall be and remain the property of the Company, (b) hereby grants and assigns to the Company all right, title and interest in any and all of the foregoing, and all goodwill of the Company's business with respect thereto, to the Company, and (c) agrees to execute and promptly deliver to the Company such written instruments or documents, and to do such other acts, as the Company may request to patent, copyright or otherwise protect any and all of the foregoing and to vest all rights, title and interest therein in the Company . All such items shall be considered work made for hire and prepared by the Consultant within the scope of the Consultant's duties for the Company.

     6. Return of Material to Company. The Consultant will deliver to the Company, upon termination of this Agreement, and at any other time upon the Company's request, all memoranda, notes, research, strategic plans, records, drawings, artwork or other creative material or documentation, whether made or compiled by the Consultant alone or with others or made available to the Consultant while working with the Company, pertaining to confidential customer information, trade secrets, confidential information or other inventions and works of the Company, and all confidential customer information, trade secrets, confidential information and other inventions and works of the Company in the Consultant's possession.

     7. Confidentiality. Except to the extent necessary to perform the Services in the ordinary course of business consistent, the Consultant agrees and acknowledges that all information, whether verbal or in writing, that it receives concerning the Company, Fort Cobb or the business activities or either shall be held in confidence and not disclosed to any third party without the prior written approval of the Company.

     8. Termination. The Company shall have the right to terminate this Agreement and shall have no further obligation hereunder in the event that Consultant materially fails to perform the Services or otherwise materially breaches any of its covenants hereunder. Such termination shall be effective upon delivery of written notice of the breach to the Consultant (specifying the basis for such failure or breach) and the failure by the Consultant to cure such breach within fifteen (15) days after receipt of such notice.

     9. Miscellaneous Provisions. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement shall be governed by the laws of the State of Texas. This Agreement represents the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, discussions and preliminary agreements. This Agreement shall not be amended except by written agreement signed by all of the parties hereto. In the event one or more of the provisions contained in this Agreement or any application thereof shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement or any other application thereof shall not in any way be affected or impaired thereby. The application of any provision of this Agreement may be waived by the person or persons entitled to the benefit thereof, provided, that no delay or failure on the part of any person in exercising any right hereunder, and any partial or single exercise thereof, shall constitute a waiver of any other rights hereunder. Paragraph headings herein have no legal significance. This Agreement shall not be assignable by either party without the prior written consent of the other party, except for an assignment by the Company to any entity to which the Company may transfer substantially all of its assets.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                            Company:
                                            NAVITAS UTILITY CORPORATION


                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------


                                            Consultant :
                                            GATEWAY ENERGY MARKETING COMPANY


                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------